EXHIBIT 10.1

EXECUTION VERSION

INVESTMENT AGREEMENT

dated as of August 24, 2017

by and among

Beacon Roofing Supply, Inc.,

CD&R Boulder Holdings, L.P.

and

Clayton, Dubilier & Rice Fund IX, L.P.

(solely for purposes of Sections 4.13 and 4.14 hereof)

i

ii

Exhibit A: Form of Certificate of Designations
Exhibit B: Form of Registration Rights Agreement
Schedules

iii

INVESTMENT AGREEMENT, dated as of August 24, 2017 (this “Agreement”), by and among Beacon Roofing Supply, Inc., a Delaware corporation (the “Company”), CD&R Boulder Holdings, L.P., a Cayman Islands exempted limited partnership (the “Purchaser”), and, solely for purposes of Sections 4.13 and 4.14 hereof, Clayton, Dubilier & Rice Fund IX, L.P., a Cayman Islands exempted limited partnership (the “CD&R Fund”).

RECITALS:

WHEREAS, the Company proposes to enter into a Stock Purchase Agreement (as it may be amended or supplemented from time to time, the “Allied Acquisition Agreement”), by and among the Company, Oldcastle, Inc., a Delaware corporation, and Oldcastle Distribution, Inc., a Delaware corporation (“Seller”), pursuant to, and on the terms and subject to the conditions of which, the Company will purchase all of the issued and outstanding shares of Allied Building Products Corp., a New Jersey corporation, and Kapalama Kilgos Acquisition Corp., a Delaware corporation (collectively, the “Target”), from Seller (the “Allied Acquisition”);

WHEREAS, the Company proposes to issue and sell to the Purchaser shares of its preferred stock, par value $0.01 per share, designated as “Series A Cumulative Convertible Participating Preferred Stock” (the “Preferred Stock”), having the terms set forth in the Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Participating Preferred Stock in the form attached hereto as Exhibit A (the “Certificate of Designations”), subject to the terms and conditions set forth in this Agreement;

WHEREAS, the Preferred Stock will be convertible into shares of Common Stock of the Company; and

WHEREAS, capitalized terms used in this Agreement have the meanings set forth in Section 6.9.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

Purchase; Closing

Section 1.1 Purchase.

(a) At least three (3) business days prior to the Closing Date, the Company will deliver to the Purchaser a written notice (the “Election Notice”) setting forth the number of shares of Preferred Stock to be purchased by the Purchaser from the Company at the Closing pursuant to Section 1.1(b) (the “Purchased Shares”), in exchange for an aggregate purchase price equal to the number of Purchased Shares set forth in the Election Notice multiplied by $1,000.00 (such aggregate purchase price, the “Purchase Price”); provided, that in no event shall the number of Purchased Shares set forth in the Election Notice (A) be less than 400,000 or (B) exceed 498,000.

(b) On the terms and subject to the conditions herein, on the Closing Date, the Company agrees to sell and issue to the Purchaser, and the Purchaser agrees to purchase from the Company the Purchased Shares, in exchange for the Purchase Price, free and clear of any Liens (other than restrictions arising under applicable securities Laws and restrictions set forth in Section 4.9).

Section 1.2 Closing.

(a) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the purchase and sale by the Purchaser of the Purchased Shares pursuant to this Agreement (the “Closing”) shall be held at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603, at 10:00 a.m. New York time on the date the closing of the Allied Acquisition as contemplated by the Allied Acquisition Agreement occurs (provided, that notice of such date of closing of the Allied Acquisition has been delivered to the Purchaser at least thirteen (13) business days prior to such date), after the satisfaction or waiver of the latest to occur of the conditions set forth in Section 1.3 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to their satisfaction or waiver) or at such other date, time and place as the Company and the Purchaser mutually agree in writing (the “Closing Date”).

(b) Subject to the satisfaction or waiver at or prior to the Closing of the applicable conditions to the Closing set forth in Section 1.3, at the Closing:

(1) the Company shall deliver to the Purchaser: (A) evidence of the issuance of the Purchased Shares reasonably satisfactory to the Purchaser, (B) the Registration Rights Agreement, in the form of Exhibit B hereto, executed by the Company, and (C) the officer’s certificate required to be delivered by the Company to the Purchaser pursuant to Section 1.3(b)(6) of this Agreement; and

(2) the Purchaser shall deliver or cause to be delivered (A) to a bank account designated by the Company in writing at least two (2) business days prior to the Closing Date, the Purchase Price by wire transfer of immediately available funds, (B) the Registration Rights Agreement, in the form of Exhibit B hereto, executed by Purchaser, and (C) the officer’s certificate required to be delivered by the Purchaser to the Company pursuant to Section 1.3(c)(3) of this Agreement.

Section 1.3 Closing Conditions.

(a) The obligation of the Purchaser, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the satisfaction or waiver by the Purchaser and the Company at or prior to the Closing of the following conditions:

(1) no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Entity, and no Law shall be in effect restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; provided, however, that the party claiming such failure of condition shall have used its reasonable best efforts to prevent the entry of any such injunction or order and to appeal as promptly as possible any injunction or other order that may be entered;

(2) all applicable waiting periods (and any extension thereof) prescribed by the HSR Act shall have expired or shall have been terminated; and

(3) the Allied Acquisition shall have been consummated, or is being consummated substantially concurrently with the Closing, in accordance with the terms and conditions set forth in the Allied Acquisition Agreement (subject to any amendments, supplements or other modifications permitted by the last sentence of Section 4.2 or otherwise consented to by the Purchaser), without waiver of (x) the condition contained in Section 6.2(a)(ii) to the Allied Acquisition Agreement without Purchaser’s prior written consent or (y) any of the other conditions to the obligation of the Company to complete the Allied Acquisition without Purchaser’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

(b) The obligation of the Purchaser to effect the Closing is also subject to the satisfaction or waiver by the Purchaser at or prior to the Closing of the following conditions:

(1) substantially contemporaneous with the Closing, the Company shall have reimbursed Purchaser for the out-of-pocket costs and expenses described in clauses (a) and (b) of Section 6.1 to the extent such out-of-pocket costs and expenses are incurred prior to the Closing and invoices evidencing the same are delivered to the Company at least two (2) business days prior to the Closing Date;

(2) if the Purchaser has identified the Purchaser Designees to the Company in writing at least three (3) business days prior to the Closing Date, the Company Board shall have taken all actions necessary to, effective immediately upon the Closing and in accordance with Section 4.10, cause each Purchaser Designee to be elected to the Company Board as permitted by Law, and the Purchaser shall have received evidence reasonably satisfactory to it of the taking of such actions;

(3) (i) the representations and warranties of the Company set forth in Article II hereof (other than Sections 2.1, 2.2, 2.3(a), 2.4 and 2.8) shall be true and correct (disregarding all qualifications or limitations as to materiality or Company Material Adverse Effect) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (ii) the representations and warranties of the Company set forth in Section 2.2 shall be true and correct in all but de minimis respects as of the Capitalization Date, and (iii) the representations and warranties of the Company set forth in Sections 2.1, 2.3(a), 2.4 and 2.8 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date;

(4) the Company shall have performed in all material respects all obligations required to be performed by it pursuant to this Agreement at or prior to the Closing;

(5) since the date hereof, there shall not have occurred any Company Material Adverse Effect; and

(6) the Purchaser shall have received a certificate signed on behalf of the Company by a duly authorized senior executive officer of the Company certifying to the effect that the conditions set forth in Sections 1.3(b)(2), (3), (4) and (5) have been satisfied.

(c) The obligation of the Company to effect the Closing is also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following conditions:

(1) (i) the representations and warranties of the Purchaser set forth in Article III hereof (other than Section 3.1, 3.2(a) and 3.5) shall be true and correct (disregarding all qualifications or limitations as to materiality) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of the Purchaser to fully perform its covenants and obligations under this Agreement, and (ii) the representations and warranties of the Purchaser set forth in Section 3.1, 3.2(a) and 3.5 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date;

(2) the Purchaser shall have performed in all material respects all obligations required to be performed by it pursuant to this Agreement at or prior to the Closing; and

(3) the Company shall have received a certificate signed on behalf of the Purchaser by a duly authorized senior executive officer of the Purchaser certifying to the effect that the conditions set forth in Section 1.3(c)(1) and (2) have been satisfied.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth (a) in the SEC Documents filed or furnished by the Company with the SEC, and publicly available, after December 31, 2014 and before the date of this Agreement (but excluding any disclosures set forth in risk factors or any “forward looking statements” within the meaning of the Securities Act or the Exchange Act) or (b) in a correspondingly identified schedule attached hereto (such schedules, collectively, the “Disclosure Schedules”), the Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date, in which case as of such date), that:

Section 2.1 Organization and Authority.

(a) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, has all requisite corporate power and authority to own its properties and conduct its business as presently conducted, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified (in the case of good standing, to the extent such jurisdiction recognizes such concept), except where such failure to be so qualified, individually or in the aggregate, would not be reasonably expected to have a Company Material Adverse Effect. True and accurate copies of the certificate of incorporation of the Company (the “Certificate of Incorporation”) and the bylaws of the Company (the “Bylaws”), each as in effect as of the date of this Agreement, have been made available to the Purchaser prior to the date hereof.

(b) Each material Company Subsidiary is duly organized and validly existing under the laws of its jurisdiction of organization, has all requisite corporate or other applicable entity power and authority to own its properties and conduct its business as presently conducted, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified (in the case of good standing, to the extent such jurisdiction recognizes such concept), except where such failure to be so qualified, individually or in the aggregate, would not be reasonably expected to have a Company Material Adverse Effect. As used herein, “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (i) of which such Person or a subsidiary of such Person is a general partner or (ii) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, that is directly or indirectly owned by such person and/or one or more subsidiaries thereof; and “Company Subsidiary” means any Subsidiary of the Company.

Section 2.2 Capitalization.

(a) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of the close of business on August 23, 2017 (the “Capitalization Date”), there were 60,389,882 shares of Common Stock issued and outstanding and no shares of preferred stock of the Company issued and outstanding. As of the close of business on the Capitalization Date, (i) 2,122,431 shares of Common Stock were subject to issuance upon the exercise of stock options outstanding on such date that were granted pursuant to the Company Equity Plans (“Company Stock Options”), of which 671,231 were then unvested, (ii) 517,699 unvested time-based restricted stock units from awards granted pursuant to the Company Equity Plans (“Company RSUs”) were outstanding, (iii) 253,960 unvested performance-based restricted stock units (at target level of performance) granted pursuant to the Company Equity Plans (“Company PRSUs”) were outstanding, (iv) no shares of Common Stock were held by the Company in its treasury, and (v) 4,094,211 shares of Common Stock were available for future awards under the Company Equity Plans. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. From the Capitalization Date through and as of the date of this Agreement, no other shares of Common Stock or preferred stock have been issued other than those shares of Common Stock subject to issuance upon the exercise of outstanding Company Stock Options granted under the Company Equity Plans. The Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect.

(b) No bonds, debentures, notes or other Indebtedness having the right to vote (or convertible into or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. As of the date of this Agreement, except (i) pursuant to any cashless exercise provisions of any Company Stock Options or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under Company Stock Options, Company RSUs or Company PRSUs, and (ii) as set forth in Section 2.2(a), the Company does not have and is not bound by any outstanding options, preemptive rights, rights of first offer, warrants, calls, commitments or other rights or agreements calling for the purchase or issuance of, or securities or rights convertible into, or exchangeable for, any shares of Common Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).

Section 2.3 Authorization.

(a) The Company has the corporate power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of the Company (the “Company Board”), including all approvals required by Section 203 of the Delaware General Corporation Law. This Agreement has been, and (as of the Closing) the other Transaction Documents will be, duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser, this Agreement is, and (as of the Closing) each of the other Transaction Documents will be, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement or the other Transaction Documents, and no other corporate proceedings (except to the extent set forth in the other Transaction Documents and except for the adoption of Company Board resolutions appointing the Purchaser Designees at Closing) are necessary for the performance by the Company of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby.

(b) Neither the execution and delivery by the Company of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the material properties or assets of any Company Group Member under any of the terms, conditions or provisions of (x) the Certificate of Incorporation, the Certificate of Designations, the Bylaws or the certificate of incorporation, charter, articles of association, bylaws or other governing instrument of any Company Subsidiary or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any Company Group Member is a party or by which it may be bound, or to which any Company Group Member or any of the properties or assets of any Company Group Member may be subject, or (ii) violate any law, statute, ordinance, rule, regulation, permit, franchise or any judgment, ruling, order, writ, injunction or decree applicable to any Company Group Member or any of its respective properties or assets, except in the case of clauses (i)(y) and (ii), for such violations, conflicts and breaches as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Other than the securities or blue sky laws of the various states and approval or expiration of applicable waiting periods under the HSR Act, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the transactions contemplated by this Agreement or the other Transaction Documents.

Section 2.4 Sale and Status of Securities.

(a) Subject to the accuracy of the representations made by the Purchaser in Section 3.3, the offer, sale and issuance of the Purchased Shares (i) have been and will be made in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act and (ii) will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state blue sky laws.

(b) (i) The Purchased Shares and (ii) the shares of Common Stock issuable upon conversion of the Purchased Shares (including shares of Preferred Stock issued as dividends thereon as provided in the Certificate of Designations) have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor as provided in this Agreement or the Certificate of Designations, the Purchased Shares will be validly issued, fully paid and nonassessable, will not be subject to preemptive rights of any other stockholder of the Company, and will effectively vest in the Purchaser good title to the Purchased Shares, free and clear of all Liens (other than restrictions arising under applicable securities Laws or pursuant to Section 4.9). Upon any conversion of any Purchased Shares (including shares of Preferred Stock issued as dividends thereon as provided in the Certificate of Designations), the shares of Common Stock upon such conversion will be validly issued, fully paid and non-assessable, and will not be subject to preemptive rights of any other stockholder of the Company, and will effectively vest in the Purchaser good title to all such securities, free and clear of all Liens (other than restrictions arising under applicable federal, state or foreign securities Laws or pursuant to Section 4.9). The respective rights, preferences, privileges and restrictions of the Common Stock and the Preferred Stock are as stated in the Certificate of

Incorporation and the Certificate of Designations. The shares of Common Stock and shares of Preferred Stock to be issued upon any conversion of the Purchased Shares (including shares of Preferred Stock issued as dividends thereon as provided in the Certificate of Designations) and have been duly reserved for such issuance.

Section 2.5 SEC Documents; Financial Statements.

(a) The Company has filed all required reports, proxy statements, forms, and other documents with the U.S. Securities and Exchange Commission (the “SEC”) since December 31, 2014 (collectively, the “SEC Documents”). Each of the SEC Documents, as of its respective date, complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document filed and publicly available prior to the date of this Agreement, as of their respective dates, or if amended, as of the date of the last such amendment, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information relating to the Company Group is made known to the individuals responsible for the preparation of the Company’s filings with the SEC and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the Company Board’s audit committee (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, to the Knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

(c) There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required by applicable Law to be disclosed by the Company in its SEC Documents and is not so disclosed.

(d) The financial statements of the Company and its consolidated subsidiaries included in the SEC Documents (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, in each case as of the date such SEC Document was filed, and (ii) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows of the Company and its consolidated subsidiaries for the periods then ended (subject, in the case of unaudited statements, to the absence of footnote disclosures and normal audit adjustments, which are not reasonably expected to be material individually or in aggregate).

Section 2.6 Undisclosed Liabilities. Except for (i) those liabilities that are reflected or reserved for in the consolidated financial statements of the Company included in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017, (ii) liabilities incurred since June 30, 2017 in the ordinary course of business consistent with past practice, (iii) liabilities incurred pursuant to the transactions contemplated by the Transaction Documents and the Debt Commitment Letter (as defined in the Allied Acquisition Agreement), and (iv) liabilities that would not, individually or in the aggregate, be material to the Company Group, taken as a whole, the Company Group does not have any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto).

Section 2.7 Absence of Changes. Since November 22, 2016 through the date of this Agreement, there has not been any (i) Company Material Adverse Effect or (ii) action taken by any Company Group Member that, if such action had been taken between the date of this Agreement and the Closing Date, would violate Section 4.5 without the prior written consent of Purchaser.

Section 2.8 Brokers and Finders. Except for Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, the fees and expenses of which will be paid by the Company, no Company Group Member and none of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby.

Section 2.9 Registration Rights. Except as provided in the Registration Rights Agreement, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights to register under the Securities Act any of its presently outstanding equity securities or any of its equity securities that may be issued subsequently.

Section 2.10 Compliance with Laws; Anti-Corruption; Trade Controls.

(a) No Company Group Member is, or since January 1, 2012, has been, in violation in any respect of any applicable Law, except as would not, individually or in the aggregate, be material to the Company Group, taken as a whole. No Company Group Member is subject to a pending investigation by a Governmental Entity with respect to compliance with any applicable Law, except for (i) such of the foregoing as would not, individually or in the aggregate, reasonably be material to the Company Group, taken as a whole, and (ii) as otherwise expressly disclosed in the SEC Documents.

(b) Since January 1, 2012, each Company Group Member and, to the Knowledge of the Company, each of its respective officers, directors, employees and agents, (together with the term Company Group Member, collectively, the “Relevant Persons”) have not directly or indirectly violated or taken any act in furtherance of violating any provision of the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the U.K. Bribery Act 2010 or any other anti-corruption or anti-bribery Laws applicable to any Company Group Member.

(c) Since January 1, 2012, the Relevant Persons have not directly or indirectly taken any act in furtherance of any unlawful payment, gift, bribe, rebate, loan, payoff, kickback or any other unlawful transfer of value, or offer, promise or authorization thereof, to any Person, including any Government Official, for the purpose of: (i) improperly influencing or inducing such Person to do or omit to do any act or to make any decision in an official capacity or in violation of a lawful duty or (ii) inducing such Person to influence improperly his or her or its employer, public or private, or any Governmental Entity, to affect an act or decision of such employer or Governmental Entity, including to assist any Person in obtaining or retaining business, except as would not, individually or in the aggregate, be material to the Company Group, taken as a whole.

(d) Since January 1, 2012, the Relevant Persons have not in the course of their actions for, or on behalf of, any Company Group Member engaged directly or indirectly in transactions: (i) connected with any of North Korea, Crimea, Cuba, Iran, Syria, Myanmar or Sudan; (ii) connected with any government, country or other entity or Person that is the target of U.S. economic sanctions administered by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) or by Her Majesty’s Treasury in the U.K., or the target of any applicable U.N., E.U. or other international sanctions regime, including any transactions with specially designated nationals or blocked persons designated by OFAC or with persons on any U.N., E.U. or U.K. assets freeze list; or (iii) that is prohibited by any Law administered by OFAC, or by any other economic or trade sanctions Law of the U.S. or any other jurisdiction, except as would not, individually or in the aggregate, be material to the Company Group, taken as a whole.

(e) Since January 1, 2012, no Relevant Person is a Person whose property or interests in property are blocked or frozen under the economic sanctions laws of the U.S., the E.U. or any other jurisdiction; and no Relevant Person is designated as a denied person by the U.S. Commerce Department Bureau of Industry and Security or as a debarred party by the U.S. State Department’s Directorate of Defense Trade Control, except as would not, individually or in the aggregate, be material to the Company Group, taken as a whole.

(f) Since January 1, 2012, the Relevant Persons have not in the course of their actions for, or on behalf of, any Company Group Member exported or reexported (including deemed exportation or reexportation) any merchandise, software or technology in violation of the Export Administration Regulations, the International Traffic in Arms Regulations, or any other applicable export control laws of the U.S. or any other jurisdiction, except as would not, individually or in the aggregate, be material to the Company Group, taken as a whole.

(g) Since January 1, 2012, the Relevant Persons have not in the course of their actions for, or on behalf of, any Company Group Member taken any actions, refused to take any actions, or furnished any information in violation of the applicable U.S. laws restricting participation in international boycotts, except as would not, individually or in the aggregate, be material to the Company Group, taken as a whole.

Section 2.11 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to, have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received as of the date of this Agreement any notification that the SEC is contemplating terminating such registration.

Section 2.12 No Additional Representations. Except for the representations and warranties made by the Company in Article II, neither the Company nor any other person makes any express or implied representation or warranty with respect to any Company Group Member or their respective businesses, operations, assets, liabilities, employees, employee benefit Plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other person makes or has made any representation or warranty to the Purchaser, or any of its Affiliates or representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to any Company Group Member or their respective business, or (ii) except for the representations and warranties made by the Company in Article II, any oral or written information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date, in which case as of such date), that:

Section 3.1 Organization and Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and the Purchaser has the requisite power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.

Section 3.2 Authorization.

(a) The Purchaser has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchaser, and no further approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is required. This Agreement has been duly and validly executed and delivered by the Purchaser and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(b) None of the execution, delivery and performance by the Purchaser of this Agreement, the consummation of the transactions contemplated hereby, or compliance by the Purchaser with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of (x) its governing instruments or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser is a party or by which it may be bound, or to which the Purchaser or any of the properties or assets of the Purchaser may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Purchaser or any of its respective properties or assets except in the case of clauses (i)(y) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(c) Other than the securities or blue sky laws of the various states, and approval or expiration of applicable waiting periods under the HSR Act, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by the Purchaser of the transactions contemplated by this Agreement.

Section 3.3 Purchase for Investment. The Purchaser acknowledges that the Purchased Shares have not been registered under the Securities Act or under any state or other applicable securities laws. The Purchaser (i) acknowledges that it is acquiring the Purchased Shares and the Common Stock issuable upon conversion of the Preferred Stock pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Purchased Shares to any Person in violation of applicable securities laws, (ii) will not sell or otherwise dispose of any of the Purchased Shares or the Common Stock issuable upon conversion of the Purchased Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws (and the provisions of Section 4.9 hereof), (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Purchased Shares and of making an informed investment decision, (iv) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), (v) is a “qualified institutional buyer” (as that term is defined in Rule 144A of the Securities Act), and (vi) (A) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares and the Common Stock issuable upon conversion of the Purchased Shares, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (C) can bear the economic risk of (x) an investment in the Purchased Shares and the Common Stock issuable upon conversion of the Purchased Shares indefinitely and (y) a total loss in respect of such investment. The Purchaser has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Purchased Shares and the Common Stock issuable upon conversion of the Purchased Shares and to protect its own interest in connection with such investment.

Section 3.4 Financial Capability. Purchaser has delivered to the Company a true and complete copy of the Equity Commitment Letter, pursuant to which Clayton, Dubilier & Rice Fund IX, L.P. has committed, subject only to the terms and conditions thereof, to invest the amounts set forth therein in an amount up to the Purchase Price assuming the purchase of 498,000 Purchased Shares pursuant to Section 1.1(a) on the date on which the Closing should occur pursuant to Section 1.2. As of the date of this Agreement, the Equity Commitment Letter is in full force and effect and constitutes the enforceable, legal, valid and binding obligations of each of the parties thereto. At the Closing, the Purchaser will have available funds necessary to consummate the purchase and pay the Purchase Price (assuming the purchase of 498,000 Purchased Shares pursuant to Section 1.1(a)) on the terms and conditions contemplated by this Agreement. Purchaser is not aware of any reason why the funds sufficient to pay the Purchase Price will not be available on the Closing Date.

Section 3.5 Brokers and Finders. Neither the Purchaser nor its Affiliates or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Purchaser, in connection with this Agreement or the transactions contemplated hereby.

Section 3.6 Ownership. As of the date of this Agreement, neither the Purchaser nor any of its controlled Affiliates are the owners of record or the Beneficial Owners of shares of Common Stock or securities convertible into or exchangeable for Common Stock.

Section 3.7 Acknowledgment of No Other Representations or Warranties. Each of Purchaser and its Affiliates acknowledges that it has conducted its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Company. Each of Purchaser and its Affiliates

acknowledges and agrees that, except for the representations and warranties contained in Article II, neither the Company nor any of its Subsidiaries, nor any other Person, makes any express or implied representation or warranty with respect to any Company Group Member or their respective businesses, operations, assets, liabilities, employees, employee benefit Plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any of its Subsidiaries, nor any other Person, makes or has made any representation or warranty to the Purchaser, or any of its Affiliates or representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to any Company Group Member or their respective business, or (ii) except for the representations and warranties made by the Company in Article II, any oral or written information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. To the fullest extent permitted by applicable Law, except with respect to the representations and warranties contained in Article II, neither the Company nor any of its Affiliates shall have any liability (except in the case of actual fraud) to Purchaser or its Affiliates or representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any other representation or warranty, either express or implied, included in any information or statements (or any omissions therefrom) provided or made available by the Company or its Affiliates to Purchaser or its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement.

ARTICLE IV

Covenants

Section 4.1 Filings; Other Actions. During the period commencing on the date hereof and terminating on the earlier to occur of (a) the Closing and (b) the termination of this Agreement in accordance with the provisions hereof (the “Pre-Closing Period”), each of the Purchaser, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use their respective reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement the transactions contemplated by this Agreement or to evidence such events or matters. In particular, the Purchaser and the Company shall use all reasonable best efforts to as promptly as reasonably practicable following the date hereof, submit the notifications under the HSR Act, with respect to the transactions contemplated hereby, including the issuance of the Purchased Shares to the Purchaser (and the issuance of Common Stock upon conversion of any Purchased Shares). The Purchaser and the Company will have the right to review in advance, and to the extent reasonably practicable, each will consult with the other, in each case subject to applicable Laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as reasonably practicable. Each party hereto agrees to keep the other party reasonably apprised of the status of matters referred to in this Section 4.1. The Purchaser shall promptly furnish the Company, and the Company shall promptly furnish the Purchaser, to the extent permitted by applicable Law, with copies of written communications received by it or its Subsidiaries from any Governmental Entity in respect of the transactions contemplated by this Agreement. Notwithstanding anything herein to the contrary, under no circumstances shall any Company Group Member be required to (x) make any payment to any Person to secure such Person’s consent, approval or authorization (excluding any applicable filing fees or other de minimis expenses that are required to be paid by the Company) or (y) proffer to, or agree to, license, dispose of, sell or otherwise hold separate or restrict the operation of any of its assets, operations or other rights.

Section 4.2 Reasonable Best Efforts to Close. During the Pre-Closing Period, the Company and the Purchaser each will use reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary under applicable Laws so as to permit consummation of the transactions contemplated hereby as promptly as reasonably practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate reasonably with the other party hereto to that end, including in relation to the satisfaction of the conditions to Closing set forth in Sections 1.3(a), (b) and (c) and cooperating in seeking to obtain any consent required from Governmental Entities; provided, that under no circumstances shall the Purchaser or any Company Group Member be required to make any material payment in respect of the obligations set forth in this Section 4.2. During the Pre-Closing Period, the Company shall not cause or permit any amendment, modification or supplement to the Allied Acquisition Agreement in a manner that would be materially less favorable to the Company without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 4.3 Confidentiality. Each party to this Agreement will hold, and will cause its respective Affiliates and their respective directors, managers, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a Governmental Entity is necessary in connection with any necessary regulatory approval, examination or inspection or unless disclosure is required by judicial or administrative process or by other requirement of Law or the applicable requirements of any Governmental Entity or relevant stock exchange (in which case, other than in connection with a disclosure in connection with a routine audit or examination by, or document request from, a regulatory or self-regulatory authority, bank examiner or auditor, the party disclosing such information shall provide the other party with prior written notice of such permitted disclosure to the extent lawful), all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by or on behalf of such other party or its representatives pursuant to this Agreement (except to the extent that such Information can be reasonably demonstrated to have been (a) previously known by such party from other sources, provided that such source was not known by such party to be bound by a contractual, legal or fiduciary obligation of confidentiality to the other party, (b) in the public domain through no violation of this Section 4.3 by such party or (c) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, financing sources and other consultants and advisors.

Section 4.4 State Securities Laws. During the Pre-Closing Period, the Company shall use its reasonable best efforts to (a) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer and sale of the Purchased Shares and (b) cause such authorization, approval, permit or qualification to be effective as of the Closing.

Section 4.5 Interim Operating Covenants. Except as set forth on Schedule 4.5, during the Pre-Closing Period, the Company shall, and shall cause each other member of the Company Group (i) to operate its business in the ordinary course in substantially the same manner in which it previously has been conducted and (ii) use its reasonable best efforts to preserve intact in all material respects its business and assets and its relationships with customers, suppliers, employees and others having business dealings with it. Without limiting the generality of the foregoing, during the Pre-Closing Period, without the prior written consent of the Purchaser, the Company shall not, and shall cause each other member of the Company Group to not:

(a) declare, or make payment in respect of, any dividend or other distribution upon any shares of capital stock of the Company;

(b) redeem, repurchase or acquire any capital stock of any Company Group Member, other than repurchases of capital stock from employees, officers or directors of any Company Group Member in the ordinary course of business for purposes of the payment of the exercise price of a Company Stock Option or for purposes of tax withholding pursuant to, or as required by, any of the Company Group’s agreements or Plans in effect as of the date hereof;

(c) amend the Certificate of Incorporation, the Certificate of Designations or the Bylaws (other than in connection with the filing of the Certificate of Designations with the Secretary of State of the State of Delaware at or prior to Closing) or take or authorize any action to wind up its affairs or dissolve;

(d) authorize, grant, issue or reclassify any capital stock, or securities exercisable for, exchangeable for or convertible into capital stock (including options, warrants or rights), of any Company Group Member other than grants of Company Stock Options, Company RSUs and Company PRSUs under the Company Equity Plans in the ordinary course of business to employees, officers or directors of any Company Group Member or issuances of capital stock, or securities exercisable for, exchangeable for or convertible into shares or other capital stock, of the Company upon the exercise or settlement of any Company Stock Option, Company RSU, or Company PRSU outstanding on the date of this Agreement;

(e) (i) amend the Debt Commitment Letter (as defined in the Allied Acquisition Agreement), (ii) amend any agreements in existence as of the date hereof relating to indebtedness for borrowed money of the Company (excluding any such agreements that will be amended or amended and restated, as applicable, on or prior to the Closing, which amended or amended and restated agreements are addressed by clause (iii) below) that will remain in effect following the Closing, or (iii) enter into any agreements or arrangements relating to indebtedness for borrowed money (including any Debt Documents (as defined in the Allied Acquisition Agreement)) or otherwise complete the Debt Financing (as defined in the Allied Acquisition Agreement) on any terms that are inconsistent with the terms set forth in the Debt Commitment Letter (as defined in the Allied Acquisition Agreement), in the case of each of clauses (i) through (iii), in a manner (x) that is material and adverse to the Purchaser (it being understood and agreed that any change that would limit or restrict the Company’s ability to take any action in accordance with the Certificate of Designations, which failure to take such action would result in a Triggering Event (as defined in the Certificate of Designations), would be material and adverse to the Purchaser) or (y) that would otherwise restrict or limit in any respect the ability of the Company to pay dividends on the Preferred Stock in kind or limit in any material respect the ability of the Company to pay cash dividends on the Preferred Stock under the terms of the Certificate of Designations; or

(f) agree or commit to do any of the foregoing.

Section 4.6 Exclusivity.

(a) Prior to the Closing, without Purchaser’s prior written consent, neither the Company nor any Company Subsidiary shall, directly or indirectly, take (and the Company shall not authorize or permit any directors, officers or employees of the Company or, to the extent within the Company’s control, other Affiliates or representatives of the Company or any Company Subsidiary to take) any action to (i) encourage (including by way of furnishing non-public information), solicit, initiate or facilitate any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the issuance of at least 400,000 Purchased Shares or any other transaction contemplated by this Agreement or the Transaction Documents or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any Person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal. Prior to the Closing, the Company shall use reasonable best efforts to take all actions reasonably necessary to ensure that the directors, officers and employees of the Company or any Company Subsidiary and, to the extent within the Company’s control, other Affiliates or representatives of the Company or any Company Subsidiary, do not take or do any of the actions referenced in the immediately foregoing sentence. Upon execution of this Agreement and prior to the Closing, unless Purchaser otherwise consents in writing, the Company shall, if applicable, cease immediately and cause to be terminated any and all existing discussions or negotiations with any parties conducted heretofore with respect to an Acquisition Proposal and promptly request that all confidential information with respect thereto furnished on behalf of the Company be returned.

(b) Prior to the Closing, the Company shall, as promptly as practicable (and in no event later than one business day after receipt thereof), advise the Purchaser of any Acquisition Proposal, potential Acquisition Proposal, or any inquiry received by it relating to any potential Acquisition Proposal and of the material terms of any proposal or inquiry, including, but not limited to, the identity of the Person and its Affiliates making the same, that it may receive in respect of any such Acquisition Proposal, potential Acquisition Proposal, or inquiry, or of any information requested from it or of any negotiations or discussions being sought to be initiated with it, shall furnish to the Purchaser a copy of any such proposal or inquiry, if it is in writing, or a reasonably accurate written summary of any such proposal or inquiry, if it is not in writing, and shall keep the Purchaser informed on a reasonably prompt basis with respect to any developments with respect to the foregoing.

Section 4.7 Tax Matters.

(a) The Company shall pay any and all documentary, stamp and similar issue or transfer taxes due upon the issuance of (i) the Purchased Shares and (ii) the shares of Common Stock issuable upon conversion of the Purchased Shares (including shares of Preferred Stock issued as dividends thereon pursuant to the Certificate of Designations), and the Company shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees and, if required by Law, the Purchaser shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other documentation; provided, however, in the case of conversion of shares of Preferred Stock, the Company shall not be required to pay any Tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

(b) Unless required under applicable Law, the Purchaser and the Company agree not to treat the Purchased Shares (based on their terms as set forth in the Certificate of Designations) as “preferred stock” within the meaning of Section 305 of the Code, and Treasury Regulation Section 1.305-5 for U.S. federal income tax and withholding tax purposes and shall not take any position inconsistent with such treatment.

(c) The Company and its paying agent shall be entitled to withhold Taxes on all payments on the Purchased Shares and the Common Stock issuable upon conversion thereof to the extent required by applicable Law.

Section 4.8 United States Real Property Interest. As and when reasonably requested by Purchaser, the Company agrees to provide prompt assistance in connection with determinations by Purchaser of whether specified shares of Common Stock or shares of Preferred Stock that Purchaser holds or has held constitute a “United States real property interest” under Section 897 of the Code.

Section 4.9 Transfer Restrictions.

(a) In order to induce the Company to consummate the transactions contemplated by this Agreement, the Purchaser hereby agrees that, from the Closing until the day that is eighteen (18) months after the Closing Date (the “Lock-up Period”), the Purchaser Parties shall not, directly or indirectly, in any single transaction or series of related transactions: (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to (collectively, “Transfer”) any of the Purchased Shares (or any shares of Preferred Stock issued as dividends on the Purchased Shares) or any shares of Common Stock received upon conversion thereof (such shares, collectively, the “Lock-up Shares”), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, for cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b). The Purchaser hereby authorizes the Company during the Lock-up Period to cause its transfer agent for the Lock-up Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Lock-up Shares for which the Purchaser (or any Purchaser Party) is the record holder. Following the Lock-up Period, the Purchaser hereby agrees that the Purchaser Parties shall not Transfer the Purchased Shares (or any shares of Preferred Stock issued as dividends on the Purchased Shares) unless such shares are converted into Common Stock in connection with such Transfer; provided, that the Purchaser Parties shall be permitted to Transfer the Purchased Shares (and any shares of Preferred Stock issued as dividends on the Purchased Shares) without converting such shares into Common Stock if the Common Stock ceases to be listed or quoted on the NASDAQ (or its successor) or another U.S. national securities exchange or automated inter-dealer quotation system. Notwithstanding the foregoing provisions of this Section 4.9(a), any Purchaser Party may Transfer the Purchased Shares (or any shares of Preferred Stock issued as dividends on the Purchased Shares) or any shares of Common Stock received upon conversion thereof to (i) another Purchaser Party, but only if such other Purchaser Party agrees in writing for the benefit of the Company (in form and substance reasonably satisfactory to the Company) to be bound by the terms of this Agreement and if the transferee and the transferor agree for the express benefit of the Company that the transferee shall Transfer the Purchased Shares (or any shares of Preferred Stock issued as dividends on the Purchased Shares) or any shares of Common Stock received upon conversion thereof so Transferred back to the transferor at or before such time as the transferee ceases to be an Affiliate of the transferor; (ii) any other person to the extent such Transfer has been approved in writing by a majority of the Company Board excluding the Purchaser Designees; and (iii) the Company (including by way of surrender or repurchase) or any Company Subsidiary.

(b) Notwithstanding Section 4.9(a), the Purchaser Parties shall not at any time, directly or indirectly, without the prior written consent of the Company Board excluding the Purchaser Designees, in any single transaction or series of related transactions, Transfer any of the Purchased Shares (or any shares of Preferred Stock issued as dividends on the Purchased Shares) or any shares of Common Stock received upon conversion thereof:

(1) other than in accordance with all applicable Laws and the other terms and conditions of this Agreement; or

(2) to any Prohibited Transferee, other than any Transfer (i) effected pursuant to an underwritten Block Sale (as defined in the Registration Rights Agreement) or (ii) into the public market pursuant to a bona fide, broadly distributed underwritten public offering, in each case made pursuant to the Registration Rights Agreement.

The Purchaser Parties shall not be deemed to have breached their obligations under Section 4.9(b)(2) as it relates to Activist Investors with respect to the Transfer of Purchased Shares to any Person so long as the Purchaser Parties act in good faith, based on generally available public information and the advice of its financial advisors, to determine whether such person is an Activist Investor. The reporting by a Person of its ownership of the securities of an issuer on Schedule 13G shall be deemed to establish conclusively that such person is not an Activist Investor with respect to such issuer for purposes of the definition of “Activist Investor”, except to the extent such person subsequently (but prior to such transfer) files a Schedule 13D with respect to such issuer; provided that any such determination for any Person with respect to one issuer shall not preclude such Person from otherwise being an Activist Investor.

(c) Any attempted Transfer in violation of this Section 4.9 shall be null and void ab initio.

Section 4.10 Board Representation.

(a) From and after the Closing, until such time as the Purchaser Parties collectively no longer Beneficially Own a number of shares of Purchased Shares equal to (i) at least 50% of the Purchased Shares received by the Purchaser pursuant to this Agreement (adjusted for subdivisions, stock-splits, combinations, recapitalizations or similar events, and provided that any shares of Common Stock issued upon conversion of shares of Preferred Stock shall be treated as that number of shares of Preferred Stock with respect to which such shares of Common Stock was converted into), the Purchaser shall be entitled to designate two (2) persons, who shall be Partners, Managing Directors, Advisors or Principals of the Purchaser, Clayton Dubilier & Rice, LLC or their respective Affiliates (an “Affiliated Fund”), to serve on the Company Board (the “Purchaser Designees” and each a “Purchaser Designee”) and (ii) at least 25% (but less than 50%) of the Purchased Shares received by the Purchaser pursuant to this Agreement (adjusted for subdivisions, stock-splits, combinations, recapitalizations or similar events, and provided that any shares of Common Stock issued upon conversion of shares of Preferred Stock shall be treated as that number of shares of Preferred Stock with respect to which such shares of Common Stock was converted into), the Purchaser shall be entitled to designate one (1) Purchaser Designee. At such time that the Purchaser is no longer entitled to designate one or both Purchaser Designees pursuant to the previous sentence, the Purchaser shall promptly cause one or both Purchaser Designees, as applicable, to offer to resign from the Company Board. The Purchaser Designees shall initially be those persons named on Schedule 4.10 to this Agreement. A person that is a Purchaser Designee shall remain and be regarded as a Purchaser Designee for purposes of this Agreement for the remainder of such person’s term on the Company Board or, if earlier, death or resignation. The Company’s obligations to have any Purchaser Designee appointed to the Company Board or nominate any Purchaser Designee for election as a director at any meeting of the Company’s stockholders pursuant to this Section 4.10, as applicable, shall in each case be subject to such Purchaser Designee’s satisfaction of all requirements regarding service as a director of the Company under applicable Law and stock exchange rules regarding service as a director of the Company. The Purchaser Parties will cause each Purchaser Designee to make himself or herself reasonably available for interviews and to consent to such reference and background checks or other investigations and provide such information as the Company Board may reasonably request to determine the Purchaser’s Designee’s eligibility and qualification to serve as a director of the Company Board.

(b) From and after the Closing, the Company shall take such actions as are necessary to cause the Purchaser Designees to be nominated as members of the Company Board and shall, subject to applicable Law, include in any proxy statement prepared, used, delivered or publicly filed by the Company to solicit the vote of its stockholders in connection with any meeting of Company stockholders the recommendation of the Company Board that stockholders of the Company vote in favor of the Purchaser Designees and solicit votes in favor of the election of the Purchaser Designees to Company Board consistent with the Company’s efforts to solicit votes in favor of the election of the Company’s other nominees to the Company Board.

(c) The Company, the Purchaser and each Purchaser Designee shall enter into a confidentiality and non-disclosure agreement on reasonably acceptable terms and which shall provide that a Purchaser Designee shall be permitted to disclose confidential or non-public information received by such Purchaser Designee in its capacity as a member of the Company Board to representatives of the Purchaser and its Affiliates.

Section 4.11 Preemptive Rights.

(a) From the Closing until such time as the Purchaser Parties cease to Beneficially Own at least 25% of the Purchased Shares received by the Purchaser pursuant to this Agreement (adjusted for subdivisions, stock-splits, combinations, recapitalizations or similar events; and provided that any shares of Common Stock issued upon conversion of shares of Preferred Stock shall be treated as that number of shares of Preferred Stock with respect to which such shares of Common Stock was converted into), if the Company makes any public or non-public offering of any Equity Securities or any securities that are convertible or exchangeable into (or exercisable for) Equity Securities, including, for the purposes of this Section 4.11, warrants, options or other such rights (any such security, a “New Security”) (other than (1) pursuant to any employee or director benefit Plan or the granting or exercise of employee stock options or RSUs or PRSUs or other equity incentives pursuant to the Company Equity Plans (or any successor equity incentive Plans of the Company) or employment or consulting arrangements with the Company or any of its Subsidiaries, (2) issuances made as consideration for any acquisition (by sale, merger in which the Company is the surviving corporation, or otherwise) by the Company of equity in, or assets of, another Person, business unit, division or business, (3) issuances of any securities issued as a result of a stock split, stock dividend, reclassification or reorganization or similar event, (4) issuances of Equity Securities issued upon conversion or exchange of, or as a dividend on, shares of Preferred Stock then outstanding, and (5) as set forth on Schedule 4.11(a)), Purchaser and each Purchaser Party to whom Purchaser later transfers any shares of Preferred Stock purchased on the Closing Date (or any shares of Common Stock issued upon conversion of such shares of Preferred Stock) shall be afforded the opportunity to acquire from the Company such Purchaser Party’s Preemptive Rights Portion of such New Securities for the same price as that offered to the other purchasers of such Equity Securities or other securities; provided, that the Purchaser Parties shall not be entitled to acquire any New Securities pursuant to this Section 4.11 to the extent the issuance of such New Securities to the Purchaser Parties would require approval of the stockholders of the Company as a result of any such Purchaser Party’s status as an Affiliate of the Company or pursuant to the rules and listing standards of NASDAQ (including NASDAQ Rule 5635), in which case the Company may consummate the proposed issuance of New Securities to other Persons prior to obtaining approval of the stockholders of the Company (subject to compliance by the Company with Section 4.11(f) below).

(b) Subject to the foregoing proviso in Section 4.11(a), the amount of New Securities that each Purchaser Party shall be entitled to purchase in the aggregate shall be determined by multiplying (1) the total number of such offered shares of New Securities by (2) a fraction, the numerator of which is the number of shares of As-Converted Common Stock held by such Purchaser Party, as of such date, and the denominator of which is the number of shares of As-Converted Common Stock then outstanding, as of such date (the “Preemptive Rights Portion”).

(c) If the Company proposes to offer New Securities, it shall give the Purchaser written notice of its intention, describing the anticipated price (or range of anticipated prices), anticipated amount of New Securities and other material terms and timing upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering) at least five (5) business days prior to such issuance (or, in the case of a registered public offering, at least five (5) business days prior to the commencement of such registered public offering) (provided that, to the extent the terms of such offering cannot reasonably be provided five (5) business days prior to such issuance, notice of such terms may be given as promptly as reasonably practicable but in any event prior to such issuance). The Company may provide such notice to the Purchaser on a confidential basis prior to public disclosure of such offering. Other than in the case of a registered public offering, the Purchaser may notify the Company in writing at any time on or prior to the second business day immediately preceding the date of such issuance (or, if notice of all such terms has not been given prior to the second business day immediately preceding the date of such issuance, at any time prior to such issuance) whether any of the Purchaser Parties will exercise such preemptive rights and as to the amount of New Securities the Purchaser Parties desires to purchase, up to the maximum amount calculated pursuant to Section 4.11(b). In the case of a registered public offering, the Purchaser shall notify the Company in writing at any time prior to the second business day immediately preceding the date of commencement of such registered public offering (or, if notice of all such terms has not been given prior to the second business day immediately preceding the date of commencement of such registered public offering, at any time prior to the date of commencement of such registered public offering) whether any of the Purchaser Parties will exercise such preemptive rights and as to the amount of New Securities the Purchaser Parties desires to purchase, up to the maximum amount calculated pursuant to Section 4.11(b). Such notice to the Company shall constitute a binding commitment by the Purchaser Parties to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. Subject to receipt of the requisite notice of such issuance, the failure of Purchaser to respond prior to the time a response is required pursuant to this Section 4.11(c) shall be deemed to be a waiver of the Purchaser Parties’ purchase rights under this Section 4.11 only with respect to the offering described in the applicable notice.

(d) Each Purchaser Party shall purchase the New Securities that it has elected to purchase under this Section 4.11 concurrently with the related issuance of such New Securities by the Company (subject to the receipt of any required approvals from any Governmental Entity to consummate such purchase by such Purchaser Party); provided, that if such related issuance is prior to the fifteenth (15th) business day following the date on which such Purchaser Party has notified the Company that it has elected to purchase New Securities pursuant to this Section 4.11, then each Purchaser Party shall purchase such New Securities within fifteen (15) business days following the date of the related issuance. If the proposed issuance by the Company of securities which gave rise to the exercise by the Purchaser Parties of its preemptive rights pursuant to this Section 4.11 shall be terminated or abandoned by the Company without the issuance of any securities, then the purchase rights of the Purchaser Parties pursuant to this Section 4.11 shall also terminate as to such proposed issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by the Purchaser Parties in respect thereof shall be refunded in full.

(e) In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Company Board; provided, however, that such fair value as determined by the Company Board shall not exceed the aggregate market price of the securities being offered as of the date the Company Board authorizes the offering of such securities.

(f) In the event that the Purchaser Parties are not entitled to acquire any New Securities pursuant to this Section 4.11 because such issuance would require the Company to obtain stockholder approval in respect of the issuance of such New Securities to the Purchaser Parties as a result of any such Purchaser Party’s status as an Affiliate of the Company or pursuant to the rules and listing standards of NASDAQ (including NASDAQ Rule 5635), the Company shall, upon the Purchaser’s reasonable request delivered to the Company in writing within five (5) business days following its receipt of the written notice of such issuance to Purchaser pursuant to Section 4.11(c), at Purchaser’s election, (i) waive the restrictions set forth in Section 4.13(b) solely to the extent necessary to permit any Purchaser Party to acquire such number of New Securities equivalent to its Preemptive Rights Portion of such issuance such Purchaser Party would have been entitled to purchase had it been entitled to acquire such New Securities pursuant to Section 4.11(a)-(c); (ii) consider and discuss in good faith modifications proposed by the Purchaser Parties to the terms and conditions of such portion of the New Securities which would otherwise be issued to the Purchaser Parties such that the Company would not be required to obtain stockholder approval in respect of the issuance of such New Securities as so modified; and/or (iii) solely to the extent that stockholder approval is required in connection with the issuance of Equity Securities to Persons other than the Purchaser Parties, use reasonable best efforts to seek stockholder approval in respect of the issuance of any New Securities to the Purchaser Parties.

(g) The election by any Purchaser Party to not exercise its subscription rights under this Section 4.11 in any one instance shall not affect its right as to any subsequent proposed issuance.

(h) The Company and the Purchaser Parties shall cooperate in good faith to facilitate the exercise of the Purchaser Parties’ rights pursuant to this Section 4.11, including securing any required approvals or consents.

Section 4.12 [Reserved].

Section 4.13 Voting of Company Shares; Standstill.

(a) Voting of Company Shares:

(1) At each meeting of the stockholders of the Company and at every postponement or adjournment thereof, each of CD&R Fund and the Purchaser Parties shall, and shall use reasonable best efforts to cause each of their respective Affiliates and representatives to, take such action as may be required so that all of the shares of Preferred Stock and Common Stock Beneficially Owned, directly or indirectly, by CD&R Fund or the Purchaser Parties and entitled to vote at such meeting of stockholders are voted (i) in favor of each director nominated and recommended by the Company Board for election at any such meeting (which nomination and recommendation shall include the Purchaser Designees) and (ii) against any stockholder nominations for director or other stockholder proposals which are not approved and recommended by the Company Board for election at any such meeting.

(2) The Purchaser shall, and each of CD&R Fund and Purchaser shall (to the extent necessary to comply with this Section 4.13(a)) cause the Purchaser Parties to, be present, in person or by proxy, at all meetings of the stockholders of the Company at which directors are nominated so that all shares of Preferred Stock and Common Stock Beneficially Owned by CD&R Fund or the Purchaser Parties may be counted for the purposes of determining the presence of a quorum and voted in accordance with Section 4.13(a)(1) at such meetings (including at any adjournments or postponements thereof).

(b) Standstill: Each of CD&R Fund and the Purchaser Parties agree that during the Standstill Period, without the prior written approval of the Company Board, CD&R Fund and the Purchaser Parties shall not, directly or knowingly indirectly, and shall use reasonable best efforts to cause their respective Affiliates not to (either individually, or in concert with any other Person, or as a “group” (as such term is used in Section 13(d)(3) of the Exchange Act)):

(1) acquire, offer or seek to acquire, agree to acquire or make a proposal to acquire, by purchase or otherwise, any securities or direct or indirect rights to acquire any equity securities of the Company or any of its Affiliates, any securities convertible into or exchangeable for any such equity securities, any options or other derivative securities or contracts or instruments in any way related to the price of shares of Common Stock or substantially all of the assets or property of the Company and its Subsidiaries (but in any case excluding (1) any issuance by the Company of shares of Common Stock or options, warrants or other rights to acquire Common Stock (or the exercise thereof) (A) to any Purchaser Designee as compensation for their membership on the Company Board or (B) as a result of a dividend payment on, or the conversion of, the Preferred Stock pursuant to the provisions of the Certificate of Designations and (2) the use of cash dividends received by the Purchaser Parties on the Preferred Stock to acquire shares of Common Stock in open market purchases (but only to the extent of such cash dividends paid by the Company on the Preferred Stock), to the extent permitted by applicable Law);

(2) other than to effectuate the nomination and election of the Purchaser Designees pursuant to Section 4.10, make or in any way participate or engage in any “solicitation” of “proxies” (whether or not relating to the election or removal of directors), as such terms are used in the rules of the SEC, to vote, or knowingly seek to advise or influence any Person with respect to voting of, any voting securities of the Company or any of its Subsidiaries, or call or seek to call a meeting of the Company’s stockholders or initiate any stockholder proposal for action by the Company’s stockholders, or other than with respect to the Purchaser Designees, seek election to or to place a representative on the Company Board or seek the removal of any director from the Company Board;

(3) make any public announcement with respect to, or offer, seek, propose or indicate an interest in (in each case with or without conditions), any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization or purchase of all or substantially all of the assets of the Company and its Subsidiaries, or any other extraordinary transaction involving the Company or any Subsidiary of the Company or any of their respective securities or assets, or enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person regarding any of the foregoing;

(4) effect or seek to effect (including by entering into discussions, negotiations, agreements or understandings with any third person), offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose (whether public or otherwise) to effect or participate (except as a holder of Common Stock or Preferred Stock) in a merger, consolidation, division, acquisition or exchange of substantially all assets or equity, change of control transaction, recapitalization, restructuring, liquidation or similar transaction involving the Company or any of its Subsidiaries;

(5) excluding Purchaser Designees, otherwise act, alone or in concert with others, to seek to control or influence, in any manner, management or the Company Board or any of its Subsidiaries;

(6) make any public proposal or public statement of inquiry or publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing;

(7) advise, assist, knowingly encourage or direct any Person to do, or to advise, assist, encourage or direct any other person to do, any of the foregoing;

(8) take any action that would reasonably be expected to require the Company to make a public announcement regarding the possibility of a transaction or any of the events described in this Section 4.13(b);

(9) enter into any discussions, negotiations, arrangements or understandings with any third party (including security holders of the Company, but excluding, for the avoidance of doubt, any Purchaser Parties) with respect to any of the foregoing, including forming, joining or in any way participating in a “group” (as such term is used in Section 13(d)(3) of the Exchange Act) with any third party with respect to any securities of the Company or otherwise in connection with any of the foregoing;

(10) request the Company or any of its representatives, directly or indirectly, to amend or waive any provision of this Section 4.13(b), provided that this clause shall not prohibit the Purchaser Parties from making a confidential request to the Company seeking an amendment or waiver of the provisions of this Section 4.13(b), which the Company may accept or reject in its sole discretion, so long as any such request is made in a manner that does not require public disclosure thereof by any Person; or

(11) contest the validity of this Section 4.13(b) or make, initiate, take or participate in any demand, action (legal or otherwise) or proposal to amend, waive or terminate any provision of this Section 4.13(b);

provided, however, that nothing in this Section 4.13(b) will limit (1) the Purchaser Parties’ ability to vote (subject to Section 4.12 4.13(a) and the other Transaction Documents) or Transfer (subject to Section 4.9 and the other Transaction Documents) their shares of Preferred Stock or Common Stock, or otherwise exercise rights under their shares of Preferred Stock pursuant to the Certificate of Designations, (2) the preemptive rights of any Purchaser Party pursuant to Section 4.11, or (3) the ability of any Purchaser Designee to act in his or her capacity as a member of the Company Board, including, but not limited to, his or her ability to vote or otherwise exercise his or her fiduciary duties.

Section 4.14 Restrictive Covenants. During the Standstill Period, each of CD&R Fund and the Purchaser Parties shall not, and shall cause their respective Affiliates and all other investment funds or Persons controlled or managed by any of the general partners of CD&R Fund or the Purchaser Parties or their respective Affiliated Funds not to, directly or indirectly:

(a) solicit for employment, employ or attempt to employ or divert any senior management-level employee of any Group Company as of the date hereof; provided, that the Purchaser and its Affiliates may (1) engage in general solicitations of employment (including through search firms) not specifically directed at such employees and (2) solicit for employment or employ or attempt to employ any person who is no longer employed by any Group Company at such time; or

(b) engage or participate, as an owner, investor, partner, member, shareholder or lender, in a business primarily engaged in the distribution of roofing materials, drywall or ceiling tile and related accessories anywhere in the United States or Canada.

Notwithstanding the foregoing, the restrictions set forth in this Section 4.14 shall not apply to any portfolio company of CD&R Fund, the Purchaser Parties or any Affiliated Fund (or any controlled Affiliate of any such portfolio company), except to the extent CD&R Fund, the Purchaser Parties or any Affiliated Fund (other than their respective portfolio companies or controlled Affiliates thereof) either directs or causes such portfolio company (or controlled Affiliate) to take an action that would be a breach of this Section 4.14 if CD&R Fund or the Purchaser Parties had taken such action; provided that service by one or more representatives of the Purchaser Parties, CD&R Fund or any Affiliated Fund as a director of a portfolio company shall not, on its own, constitute directing or causing such portfolio company (or controlled Affiliate) to take any action that would be a breach of this Section 4.14 if the Purchaser Parties or CD&R Fund had taken such action. Each of CD&R Fund and the Purchaser Parties shall not, and shall cause the Affiliated Funds not to, vote in their capacity as equityholders in favor of, or fail to exercise a contractual veto right over, an action by such portfolio company (or controlled Affiliate) that would be a breach of this Section 4.14 if CD&R Fund or the Purchaser Parties had taken such action.

Section 4.15 Legend.

(a) Purchaser agrees that any certificates or other instruments representing the Preferred Stock or Common Stock subject to this Agreement will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF AUGUST 24, 2017, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

(b) Upon request of Purchaser, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws, the Company shall promptly cause the first paragraph of the legend to be removed from any certificate for any Preferred Stock or Common Stock to be Transferred in accordance with the terms of this Agreement and the second paragraph of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement (and, for the avoidance of doubt, immediately prior to any termination of this Agreement). Purchaser acknowledges that the Preferred Stock and Common Stock issuable upon conversion of the Preferred Stock or, if applicable, issued pursuant to this Agreement have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Preferred Stock or Common Stock issuable upon conversion of the Preferred Stock or, if applicable, issued pursuant to this Agreement, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

ARTICLE V

Indemnity

Section 5.1 Indemnification by the Company. From and after the Closing, the Company agrees to indemnify the Purchaser and its Affiliates and its and their respective officers, directors, managers, employees, partners, representatives and agents (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses (including losses arising from the diminution in value of the Company as a result of such indemnification by the Company, in each case subject to Section 5.7), damages, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of outside counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them) (collectively, “Losses”), whether or not involving a Third Party Claim, incurred by or asserted against such Purchaser Related Parties, as a result of or arising out of (i) the failure of the representations or warranties made by the Company contained in Article II or in any certificate delivered pursuant hereto to be true and correct or (ii) the breach of any of the covenants of the Company contained herein; provided, that in the case of the immediately preceding clause (i), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty as set forth in Section 5.5; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given written notice (stating in reasonable detail the basis of the claim for indemnification) to the Company shall constitute the date upon which such claim has been made; provided, further, for the purposes of calculating the amount of Losses and for determining whether a breach of any representation or warranty has occurred for purposes of this Section 5.1, all materiality, Company Material Adverse Effect and similar qualifiers contained in Article II shall be disregarded therefrom. For the avoidance of doubt, for purposes of determining Losses of the Purchaser Related Parties as a result of diminution of value attributable solely to Losses of the Company and its Subsidiaries (as opposed to Losses of the Purchaser Related Parties that do not result indirectly from Losses of the Company and its Subsidiaries), such Losses shall be measured by reference to the Purchaser Related Parties’ proportionate ownership of the Common Stock (assuming full conversion of all outstanding shares of Preferred Stock held by the Purchaser Related Parties into Common Stock).

Section 5.2 Indemnification by the Purchaser. From and after the Closing, the Purchaser agrees to indemnify the Company and its respective officers, directors, managers, employees, partners, representatives and agents (collectively, “Company Related Parties”) from, and hold each of them harmless against, any and all Losses, whether or not involving a Third Party Claim, incurred by or asserted against such Company Related Parties as a result of or arising out of (i) the failure of any of the representations or warranties made by the Purchaser contained in Article III or in any certificate delivered pursuant hereto to be true and correct or (ii) the breach of any of the covenants of the Purchaser contained herein; provided, that in the case of the immediately preceding clause (i), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty as set forth in Section 5.5; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Company Related Party shall have given written notice (stating in reasonable detail the basis of the claim for indemnification) to the Purchaser shall constitute the date upon which such claim has been made.

Section 5.3 Indemnification Procedure.

(a) A claim for indemnification for any matter not involving a Third Party Claim may be asserted by written notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification that it may claim in accordance with this Article V, except as otherwise provided in Sections 5.1 and 5.2 and except to the extent that the indemnifying party is materially prejudiced by such failure.

(b) Promptly after any Company Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each, a “Third Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third Party Claim; provided, that failure or delay to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder, except to the extent that the Indemnifying Party is materially prejudiced by such failure or delay. Such notice shall specify in reasonable detail the nature and the basis of such Third Party Claim to the extent then known. The Indemnifying Party shall have the right to assume and control the defense of, and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to assume and control the defense or settle such Third Party Claim, it shall promptly, and in no event later than fifteen (15) business days after notice of such indemnification claim, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all reasonable respects in the defense thereof and/or the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and related to such Third Party Claim and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its own expense, to participate in the defense of such asserted liability and any negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within fifteen (15) business days of when the Indemnified Party provides written notice of a Third Party Claim, failed to assume the defense or settlement of such Third Party Claim and notify the Indemnified Party of such assumption, or (B) the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then, in each case, the Indemnified Party shall have the right to select a separate counsel and, upon prompt notice to the Indemnifying Party, to assume such settlement or legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party; provided, that the Indemnified Parties shall not be entitled to reimbursement of fees and expenses of more than one firm of separate counsel (other than in respect of appropriate local counsel in the applicable jurisdiction). Notwithstanding any other provision of this Agreement, neither the Indemnifying Party nor the Indemnified Party shall settle any indemnified claim without the written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed), unless the settlement thereof (x) does not involve any Governmental Entity and (y) imposes no liability, restriction or obligation on, and includes a complete release from liability of, and does not contain any admission of wrongdoing by, the Indemnified Party or the Indemnifying Party, as applicable.

Section 5.4 Tax Matters. All indemnification payments under this Article V shall be treated as adjustments to the Purchase Price for U.S. federal income tax purposes, except as otherwise required by applicable Law.

Section 5.5 Survival. The representations and warranties of the parties contained in this Agreement shall survive for twelve (12) months following the Closing, except that (i) the representations and warranties of the Company contained in Sections 2.1, 2.3(a) and Section 2.4 shall survive until sixty (60) days following the expiration of the applicable statutes of limitation, (ii) the representations and warranties of the Company contained in Section 2.2 shall survive indefinitely, and (iii) the representations and warranties of the Purchaser contained in Section 3.1 and Section 3.2(a) shall survive until sixty (60) days following the expiration of the applicable statutes of limitation. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance.

Section 5.6 Limitations on Indemnification .

(a) In the case of any matter for which a party may seek indemnification under this Article V:

(1) no Losses shall be indemnifiable under Section 5.1(i) or Section 5.2(i) unless and until the Purchaser Related Parties or the Company Related Parties, as the case may be, have suffered, incurred, sustained or become subject to Losses referred to in Section 5.1(i) or Section 5.2(i), respectively, in excess of one percent (1%) of the Purchase Price (the “Deductible”), in which case the Indemnified Parties shall be entitled to recover the amount of such Losses in excess of the Deductible; provided, however, that this Section 5.6(a)(1) shall not apply to the failure of any of the representations and warranties of the Company contained in Section 2.1, 2.2, 2.3(a), Section 2.4 or Section 2.8 or the failure of any of the representations and warranties of the Purchaser contained in Section 3.1, Section 3.2(a) or Section 3.5 to be true and correct; and

(2) no Losses shall be indemnifiable pursuant to Section 5.1(i) or Section 5.2(i) as a result of or arising out of the failure of any of the representations and warranties of the Company or the Purchaser, as applicable, to be true and correct (other than the representations and warranties of the Company contained in Section 2.1, 2.2, 2.3(a), Section 2.4 or Section 2.8 and the representations and warranties of the Purchaser contained in Section 3.1, Section 3.2(a) or Section 3.5) if the amount of Losses with respect to such indemnity claim is less than $100,000 (each such claim referred to in this Section 5.6(a)(2) being referred to as a “De Minimis Claim”), and no such De Minimis Claim shall be counted towards the Deductible.

(b) In calculating amounts payable to an Indemnified Party, the amount of any indemnified Losses shall be determined without duplication of any other Loss for which an indemnification payment has been made, shall be increased by any net Tax detriment (determined on a with and without basis) actually incurred by an Indemnified Party or its Affiliates or its direct and indirect partners, as a result of the receipt or accrual of the indemnification payment required to be made hereunder in respect of such Losses and shall be computed net of (i) payments actually recovered by the Indemnified Party under any insurance policy with respect to such Losses or pursuant to any contribution rights, (ii) any amounts actually recovered by the Indemnified Party from any Person with respect to such Losses (including pursuant to any indemnification agreement or arrangement with any third party) and (iii) any net Tax Benefit (determined on a with and without basis) actually realized by the Indemnified Party or its Affiliates or its direct and indirect partners, in each of clauses (i), (ii) and (iii), calculated net of any out-of-pocket documented reasonable expenses related to the receipt of such recovery, including any incremental insurance premium costs (it being understood that with respect to (i) and (ii), each Indemnified Party shall use its reasonable best efforts to pursue all available insurance recoveries and indemnification). For the purposes hereof, “Tax Benefit” shall mean any refund of Taxes paid or credit of or reduction in the amount of Taxes which otherwise would have been paid in the year such Losses were incurred or in the following year.

(c) In respect of any Loss for which indemnification may be sought pursuant to this Article V, nothing herein shall relieve an Indemnified Party from its duty to mitigate its Losses under applicable Laws. If an Indemnified Party shall have failed to mitigate any Loss to the extent required by the preceding sentence, then notwithstanding anything contained in this Agreement to the contrary, neither the Company nor the Purchaser (as the case may be) shall be required to indemnify such Indemnified Party for that portion of the Losses that would reasonably be expected to have been avoided if such Indemnified Party had not failed to mitigate any Loss to the extent required by the preceding sentence.

(d) Upon making payment to an Indemnified Party for any claim for indemnification pursuant to this Article V, the Indemnifying Party shall be subrogated to the extent of such payment to the rights of the Indemnified Party against any other Persons with respect to the subject matter of such claim, and the Indemnified Party shall take such actions, at the cost and expense of the Indemnifying Party, as the Indemnifying Party may reasonably require to perfect such subrogation or to pursue such rights against such other Persons as the Indemnified Party or its Affiliates may have; provided, however, that the Indemnifying Party shall not be subrogated with respect to any cost of recovery to an Indemnified Party or any indemnified Losses not covered by reason of a limitation of liability provision set forth in this Article V.

Section 5.7 Limitation on Damages. Notwithstanding any other provision of this Agreement, except in the case of actual fraud, neither party hereto shall have any liability to the other party in excess of the Purchase Price, and neither party shall be liable for any exemplary or punitive damages, remote or speculative Losses or any other damages arising out of or in connection with this Agreement or the transactions contemplated hereby to the extent not reasonably foreseeable (in each case, unless any such damages are specifically awarded pursuant to a Third Party Claim).

Section 5.8 Exclusive Remedy. Except in the case of actual fraud, from and after the Closing, recovery pursuant to this Article V shall constitute the Indemnified Parties’ sole and exclusive remedy for any and all Losses relating to or arising from this Agreement and the transactions contemplated hereby; provided, however, that the foregoing shall not be deemed to deny any party injunctive or equitable relief when it is otherwise available under Section 6.14 or applicable Law (it being understood that this provision does not impact any rights that the Company has as a third party beneficiary of the Equity Commitment Letter prior to the Closing).

ARTICLE VI

Miscellaneous

Section 6.1 Expenses. Except as set forth in Section 4.7(a), each party will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement; provided, that the Company shall (a) reimburse the Purchaser for all filing fees under the HSR Act and (b) (i) upon the Closing (or, to the extent any such costs and expenses are incurred after the Closing, promptly following written notice from Purchaser requesting reimbursement thereof) or (ii) promptly following the termination of this Agreement pursuant to (x) Section 6.15(b) or Section 6.15(e) hereof, in each case at a time when Purchaser could have terminated this Agreement pursuant to Section 6.15(c) hereof or (y) Section 6.15(c) hereof (and provided, in the case of each of clauses (x) and (y), that the Allied Acquisition Agreement is terminated by the Company pursuant to (I) Section 7.1(d) thereof, (II) Section 7.1(b) thereof (in the case of each of clauses (I) and (II), in a circumstance in which the failure to close the Allied Acquisition or termination of the Allied Acquisition Agreement, as applicable, resulted from the Company’s failure to use its reasonable best efforts pursuant to Section 4.2 of this Agreement) or (III) by mutual agreement of the parties thereto pursuant to Section 7.1(a) thereof (excluding, in each case, any such termination (x) arising from the failure of one or more conditions to closing the Allied Acquisition to be satisfied on or prior to the Termination Date (other than as a result of the Company’s failure to use its reasonable best efforts pursuant to Section 4.2 of this Agreement) or (y) consented to by Purchaser in writing)), reimburse the Purchaser for its reasonable and documented out-of-pocket costs and expenses incurred in connection with the evaluation (including due diligence), negotiation and consummation of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby (including the Allied Acquisition), including fees and expenses of its outside legal and accounting advisors in connection with any of the foregoing. In the event that the Company brings an action against the Purchaser or CD&R Fund to enforce the terms of the Equity Commitment Letter, then the non-prevailing party in such action shall reimburse the prevailing party for its costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with such action.

Section 6.2 Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer or duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 6.3 Counterparts; Electronic Transmission. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission and such facsimiles or other means of electronic transmission will be deemed as sufficient as if actual signature pages had been delivered.

Section 6.4 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The parties hereby irrevocably and unconditionally consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waive, to the fullest extent permitted by Law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.6 shall be deemed effective service of process on such party.

Section 6.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy, facsimile or electronic mail, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a) If to Purchaser:

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, NY 10152

Attn: Nathan K. Sleeper, JL Zrebiec

Fax: (212) 407-5252

Email: nsleeper@cdr-inc.com, jzrebiec@cdr-inc.com

with a copy to (which copy alone shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Paul S. Bird; Uri Herzberg

Email: psbird@debevoise.com; uherzberg@debevoise.com

(b) If to the Company:

Beacon Roofing Supply, Inc.

6701 Democracy Blvd., Suite 200

Bethesda, Maryland 20817

Attention: Ross D. Cooper, Executive Vice President, General Counsel &

                 Secretary

Fax: (301) 272-2125

Email: rcooper@becn.com

with a copy to (which copy alone shall not constitute notice):

Sidley Austin LLP

1 South Dearborn Street

Chicago, Illinois 60603

Attention: Jeffrey N. Smith; Michael P. Heinz

Fax: (312) 853-7036

Email: jnsmith@sidley.com; mheinz@sidley.com

Section 6.7 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

Section 6.8 Assignment. Neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party, provided, however, that (a) the Purchaser may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more Permitted Transferees in accordance with this Agreement, including Section 4.9, and (b) in the event of such assignment, such assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned; provided, that no such assignment will relieve the Purchaser of its obligations hereunder prior to the Closing. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 6.9 Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and, unless specified otherwise, references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(1)	the term “business day” means any day that is not a Saturday, a Sunday or any other day on which commercial banks are generally required or authorized by Law to be closed in New York City, New York;

(2)	the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(3)	the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(4)	the word “or” is not exclusive; and

(5)	the term “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(6)	“accredited investor” shall have the meaning set forth in Section 3.3.

(7)

“Acquisition Proposal” means any proposal or offer from any Person relating to any direct or indirect (i) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise of assets of the Company or any Subsidiary representing 20% or more of the consolidated assets of the Company Group (other than sales of inventory in the ordinary course of business and consistent with past practice); (ii) issuance, sale or other disposition, directly or indirectly (including by way of merger, consolidation, business combination, share exchange, joint venture or any similar transaction), of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 10% or more of any class of equity securities of the Company (other than grants of Company Stock Options, Company RSUs and Company PRSUs under the Company Equity Plans in the ordinary course of business to employees, officers or directors of any

Company Group Member); (iii) tender offer or exchange offer as defined pursuant to the Exchange Act that, if consummated, would result in any Person Beneficially Owning 10% or more of any class or series (or the voting power of any class or series) of equity securities of the Company or any other transaction in which any Person shall acquire Beneficial Ownership or the right to acquire Beneficial Ownership, of 10% or more of any class or series (or the voting power of any class or series) of equity securities; (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving any Company Group Member representing 20% or more of the consolidated assets of the Company Group; or (v) combination of the foregoing (in each case, other than the arrangements contemplated by the Transaction Documents).

(8)	“Activist Investor” means, as of any date, any Person that has, directly or indirectly through its publicly disclosed Affiliates, whether individually or as a member of a publicly disclosed “group” (as such term is used in Section 13(d)(3) of the Exchange Act), within the two-year period immediately preceding such date, and in each case with respect to the Company or any of its equity securities (i) publicly made, engaged in or been a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in any “solicitation” of “proxies” (as such terms are defined in Regulation 14A as promulgated by the SEC), to vote any equity securities of the Company, including in connection with a proposed change in control or other extraordinary or fundamental transaction involving the Company or any of its Subsidiaries, or a public proposal for the election or replacement of any directors of the Company, not approved by the Company Board prior to first public disclosure thereof, (ii) publicly called, or publicly sought to call, a meeting of stockholders of the Company or publicly initiated any stockholder proposal or meeting agenda item for action by stockholders of the Company (including through action by written consent), in each case not approved by the Company Board prior to first public disclosure thereof, (iii) commenced a “tender offer” (as such term is used in Regulation 14D under the Exchange Act) to acquire equity securities of the Company that was not approved (at or before the time of commencement) by the Company Board, (iv) otherwise publicly acted, alone or in concert with others, to seek to control or influence the Company Board or stockholders of the Company (provided that this clause (iv) is not intended to apply to the activities of any member of the Company Board, with respect to the Company, taken in good faith solely in his or her capacity as a director of the Company), or to vote against any recommendations of the Company Board or influence the stockholders of the Company with respect to any meeting agenda item for action by stockholders of the Company, or (v) publicly disclosed any intention, plan, arrangement or other Contract to do any of the foregoing.

(9)

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other person; provided, that (i) portfolio companies in which any Person or any of its Affiliates has an investment shall not be deemed an Affiliate of such Person (other than for purposes of Section 3.5 and Section 3.6), (ii) no Company Group Member, and none of the Company’s other controlled Affiliates, will be deemed to be Affiliates of Purchaser for purposes of this Agreement and (iii) each Company Subsidiary shall be deemed an Affiliate of the Company and of each other Company Subsidiary. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(10)	“Affiliated Fund” shall have the meaning set forth in Section 4.10(a).

(11)	“Agreement” shall have the meaning set forth in the Preamble.

(12)	“Allied Acquisition” shall have the meaning set forth in the Recitals.

(13)	“Allied Acquisition Agreement” shall have the meaning set forth in the Recitals.

(14)	“Antitrust Laws” means the Sherman Act, 15 U.S.C. §§ 1-7, as amended; the Clayton Act, 15 U.S.C. §§ 12-27, 29 U.S.C. §§ 52-53, as amended; the HSR Act; the Federal Trade Commission Act, 15 U.S.C. § 41-58, as amended; and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

(15)	“As-Converted Common Stock” means at the time of determination (i) the issued and outstanding Common Stock, (ii) shares of Common Stock issuable upon conversion of all issued and outstanding shares of Preferred Stock (including shares of Preferred Stock issued as dividends thereon pursuant to the Certificate of Designations), disregarding for this purpose the last sentence of Section 6(a)(i)(B) of the Certificate of Designations, and (iii) shares of Common Stock issuable upon the conversion of any other issued and outstanding convertible securities of the Company but only if at the time of determination the holder thereof has the right to so convert such securities.

(16)	“Beneficial Ownership” or “Beneficially Own” shall have the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining any Person’s Beneficial Ownership, such person shall be deemed to be the Beneficial Owner of any Equity Securities which may be acquired by such person, whether within sixty (60) days or thereafter, upon the conversion, exchange, redemption or exercise of any warrants, options, rights or other securities issued by the Company or any Company Subsidiary.

(17)	“Bylaws” shall have the meaning set forth in Section 2.1(a).

(18)	“Capitalization Date” shall have the meaning set forth in Section 2.2(a).

(19)	“CD&R Fund” shall have the meaning set forth in the Preamble.

(20)	“Certificate of Designations” shall have the meaning set forth in the Recitals.

(21)	“Certificate of Incorporation” shall have the meaning set forth in Section 2.1(a).

(22)	“Closing” shall have the meaning set forth in Section 1.2(a).

(23)	“Closing Date” shall have the meaning set forth in Section 1.2(a).

(24)	“Code” means the United States Internal Revenue Code of 1986, as amended.

(25)	“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company.

(26)	“Company” shall have the meaning set forth in the Preamble.

(27)	“Company Board” shall have the meaning set forth in Section 2.3(a).

(28)	“Company Competitor” means, at any time, (a) any Person (other than the Company and its Subsidiaries) that, directly or indirectly, is primarily engaged in the distribution of roofing materials, drywall or ceiling tile and related accessories anywhere in the United States or Canada, (b) without limiting the generality of the preceding clause (a), any of the Persons listed in Schedule A to this Agreement or any Person that directly or indirectly controls such Persons and (c) any controlled Affiliate of any such Person in the preceding clause (a) or clause (b).

(29)	“Company Equity Plans” means the Beacon Roofing Supply, Inc. Amended and Restated 2004 Stock Plan and the Beacon Roofing Supply, Inc. Amended and Restated 2014 Stock Plan, in each case, as amended to date, and the forms of award agreements thereunder.

(30)	“Company Group” means the Company and the Company Subsidiaries from time to time.

(31)	“Company Group Member” means any corporation, partnership, joint venture, limited liability company, unincorporated association, trust or other entity within the Company Group.

(32)

“Company Material Adverse Effect” means, with respect to the Company, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets, liabilities, results of operations or financial condition of the Company Group, taken as a whole; provided, however, that in no event shall any of the following occurring after the date hereof, alone or in combination, be deemed to constitute, or be taken into account in determining whether a Company Material Adverse Effect has occurred: (A) any decrease in the market price of the Company’s Common Stock on NASDAQ, (B) any failure by the Company to meet any internal or public revenue or earnings projections, (C) any Effect that results from changes affecting the industry in which the Company operates, or the United States economy generally, or any Effect that results from changes affecting general worldwide economic or capital market conditions, (D) except with respect to Section 2.3(b), any Effect caused by the announcement or pendency of the transactions contemplated by this Agreement or the Allied Acquisition Agreement; (E) acts of war or terrorism or natural disasters, (F) actions or omissions of the Company expressly required by the terms of this Agreement, the Allied Acquisition Agreement and the transactions contemplated hereby and thereby, including compliance with the covenants set forth herein or therein (excluding Section 4.5 of this Agreement), or any action taken or omitted to be taken by the Company at the written request of the Purchaser; (G) changes in GAAP or other accounting standards (or any interpretation thereof); or (H) changes in any Laws or other binding directives issued by any Governmental Entity or interpretations or enforcement thereof; provided, however, that (x) the exceptions in clause (A) and (B) shall not prevent or otherwise affect a determination that any Effect underlying such decrease or failure has resulted in, or contributed to, a Company Material Adverse Effect, (y) with respect to clauses (C), (E), (G) and (H), such Effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Company Material Adverse Effect has occurred, but only to the extent such Effects disproportionately affect the Company Group, taken as a whole, relative to other companies operating in the same industry as the Company Group. An Effect or Effects on Target that would not be a Company Material Adverse Effect with respect to the Target, taken alone, will not be deemed a Company Material Adverse Effect.

(33)	“Company PRSUs” shall have the meaning set forth in Section 2.2(a).

(34)	“Company Related Parties” shall have the meaning set forth in Section 5.2.

(35)	“Company RSUs” shall have the meaning set forth in Section 2.2(a).

(36)	“Company Stock Options” shall have the meaning set forth in Section 2.2(a).

(37)	“Company Subsidiary” shall have the meaning set forth in Section 2.1(b).

(38)	“Contract” means any written or oral agreement, arrangement, commitment or other instrument or obligation.

(39)	“Debt Financing Documents” shall have the meaning set forth in the Certificate of Designations.

(40)	“Disclosure Schedules” shall have the meaning set forth in Article II.

(41)	“Effect” means any change, event, effect, state of facts, occurrence, development or circumstance.

(42)	“Election Notice” shall have the meaning set forth in Section 1.1(a).

(43)	“Equity Commitment Letter” means that certain Equity Commitment Letter by and between CD&R Fund and Purchaser, dated as of the date hereof, a copy of which has been delivered to the Company concurrently with the execution of this Agreement.

(44)	“Equity Securities” means the equity securities of the Company, including the Common Stock.

(45)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

(46)	“Exchange Act” shall have the meaning set forth in Section 2.5.

(47)	“GAAP” shall have the meaning set forth in Section 2.5(d).

(48)	“Government Official” means any (i) officer, employee or other Person acting for or on behalf of any Governmental Entity or public international organization or (ii) holder of, or candidate for, public office, political party or official thereof or member of a royal family, or any other Person acting for or on behalf of the foregoing.

(49)	“Governmental Entity” means any transnational, multinational, domestic or foreign federal, state, provincial or local governmental, regulatory or administrative authority, instrumentality, department, court, arbitrator, agency, commission or official, including any political subdivision thereof, any state-owned or state-controlled enterprise, or any non-governmental self-regulatory agency, commission or authority.

(50)	“Group Companies” means, collectively, Allied Building Products Corp., a New Jersey corporation, and Kapalama Kilgos Acquisition Corp., a Delaware corporation, and each of their respective Subsidiaries (direct or indirect).

(51)	“Holder” shall have the meaning set forth in the Certificate of Designations.

(52)	“HSR Act” means the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended.

(53)

“Indebtedness” means, with respect to any Person, all obligations (including all obligations in respect of principal, interest, penalties, fees and premiums and all fees, expenses, payments and costs associated with prepayment, termination, redemption, breakage or unwinding) of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) in respect of reimbursement obligations under letters of credit, bankers’ acceptances, bank overdrafts, surety or performance bonds and similar instruments, (d) for the deferred purchase price of goods or services, including earn-outs, but excluding trade payables and other current liabilities incurred in the ordinary course of business, (e) under leases required to be classified as capital leases under GAAP, (f) under hedging or swap obligations or similar arrangements, (g) that are secured by an Encumbrance (as defined in the Allied Acquisition Agreement) (other than a Permitted Encumbrance (as defined in the Allied Acquisition Agreement)) on any assets or properties of such Person and (h) guarantees of, or assurances to a creditor against, a loss with respect to the obligations described in clauses (a) through (g) above of any other Person. Notwithstanding the foregoing, “Indebtedness” shall not include any intercompany obligations or any accounts payable or accrued expenses arising in the ordinary course of business, or obligations under leases that are properly accounted for as operating leases under GAAP.

(54)	“Indemnified Party” shall have the meaning set forth in Section 5.3(b).

(55)	“Indemnifying Party” shall have the meaning set forth in Section 5.3(b).

(56)	“Information” shall have the meaning set forth in Section 4.3.

(57)	“Knowledge of the Company” means the actual knowledge, after reasonable inquiry, of the individuals set forth in Section 6.9.

(58)	“Law” or “Laws” mean any statute, law, ordinance, treaty, rule, code, regulation or other binding directive issued, promulgated or enforced by any Governmental Entity.

(59)	“Lien” means any mortgage, deed of trust, pledge, option, power of sale, retention of title, right of pre-emption, right of first refusal, hypothecation, security interest, encumbrance, claim, lien or charge of any kind, or an agreement, arrangement or obligation to create any of the foregoing.

(60)	“Lock-up Period” shall have the meaning set forth in Section 4.9.

(61)	“Lock-up Shares” shall have the meaning set forth in Section 4.9.

(62)	“Losses” shall have the meaning set forth in Section 5.1.

(63)	“Multiemployer Plan” means (x) a “multiemployer plan” as defined in Section 3(37) of ERISA that is maintained in the United States and (y) a non-U.S. defined-benefit pension plan for the benefit of employees of multiple unrelated employers, in each case, to which any Company Group Member contributes or is or has been required to contribute.

(64)	“NASDAQ” means the NASDAQ Stock Market (or its successor).

(65)	“New Security” shall have the meaning set forth in Section 4.11(a).

(66)	“Non-Recourse Party” shall have the meaning set forth in Section 6.17.

(67)	“OFAC” shall have the meaning set forth in Section 2.10(d).

(68)	“Permitted Transferee” means, with respect to any Person, (i) any Affiliate of such Person, (ii) any successor entity of such Person and (iii) with respect to any Person that is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity of which such person or an Affiliate, advisor or manager of such person serves as the general partner, manager or advisor; provided, however, that no portfolio company of any Person shall be a Permitted Transferee.

(69)	“Person” means an individual, a corporation, a general or limited partnership, a limited liability company, an association, a trust, other legal entity or organization or Governmental Entity.

(70)	“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) maintained for current or former employees of the Company, any Company Subsidiary or any other person with whom the Company is considered a single employer under Section 414 of the Code or Title IV of ERISA, to which any Company Group Member is required to contribute, including any pension, profit-sharing, retirement, death, disability, supplemental retirement, welfare benefit, retiree health, and life insurance plan, agreement or arrangement, or any other compensation plan, policy, program, agreement or arrangement, including any employment, change in control, bonus, equity or equity-based compensation, retention, severance, termination, deferred compensation or other similar agreement, arrangement, plan, policy or program that any Company Group Member, maintains, sponsors, is a party to, or as to which any Company Group Member otherwise has or would reasonably be expected to have any material obligation or material liability, but excluding any Multiemployer Plans.

(71)	“Pre-Closing Period” shall have the meaning set forth in Section 4.1.

(72)	“Preemptive Rights Portion” shall have the meaning set forth in Section 4.11(b).

(73)	“Preferred Stock” shall have the meaning set forth in the Recitals.

(74)	“Prohibited Transferee” means (a) any Company Competitor, (b) any Person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) who, without giving effect to the Transfer, Beneficially Owns five percent (5%) or more of any class or series (or the voting power of any class or series) of equity securities of the Company or (c) any Activist Investor.

(75)	“Purchase Price” shall have the meaning set forth in the Section 1.1(a).

(76)	“Purchased Shares” shall have the meaning set forth in Section 1.1(a).

(77)	“Purchaser” shall have the meaning set forth in the Preamble.

(78)	“Purchaser Designee” shall have the meanings set forth in Section 4.10(a).

(79)	“Purchaser Parties” means Purchaser and any Affiliated Fund.

(80)	“Purchaser Related Parties” shall have the meaning set forth in Section 5.1.

(81)	“Registration Rights Agreement” means that certain Registration Rights Agreement, the form of which is set forth as Exhibit B.

(82)	“Relevant Persons” shall have the meaning set forth in Section 2.10(b).

(83)	“SEC” shall have the meaning set forth in Section 2.5(a).

(84)	“SEC Documents” shall have the meaning set forth in Section 2.5(a).

(85)	“Securities Act” shall have the meaning set forth in Section 2.5.

(86)	“Software” means all computer software, whether in source code and object code formats, including mobile applications, in any and all forms and media, and all related documentation.

(87)	“Standstill Period” means the longer of (x) the 24-month period following the Closing Date and (y) the period beginning on the Closing Date and ending on the date that is six (6) months after the date on which a Purchaser Designee is no longer serving on the Company Board (whether due to resignation or otherwise).

(88)	“Subsidiary” shall have the meaning set forth in Section 2.1(b).

(89)	“Target” shall have the meaning set forth in the Recitals.

(90)	“Tax Return” means any return, declaration, report, statement or other document filed or required to be filed in respect of Taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated Tax.

(91)	“Taxes” means any federal, state, local, provincial or non-U.S. taxes, charges, fees, levies or other assessments, including income, capital gains, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, production, goods and services, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental (including taxes under section 59A of the Code), real property, personal property, ad valorem, escheat, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers’ compensation, withholding, estimated or other similar tax, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest and penalties thereon, related liabilities and additions thereto).

(92)	“Termination Date” shall have the meaning set forth in Section 6.15(b).

(93)	“Third Party Claim” shall have the meaning set forth in Section 5.3(b).

(94)	“Transaction Documents” means this Agreement, the Certificate of Designations and the Registration Rights Agreement.

(95)	“Transfer” shall have the meaning set forth in Section 4.9.

(96)	“Voting Debt” shall have the meaning set forth in Section 2.2(b).

Section 6.10 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 6.11 Severability. If any provision of this Agreement or the application thereof to any Person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 6.12 No Third Party Beneficiaries. Except as expressly provided herein, nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto (and their permitted assigns), any benefit, right or remedies.

Section 6.13 Public Announcements. Subject to each party’s disclosure obligations imposed by Law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor the Purchaser will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which consent shall not be unreasonably withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure.

Section 6.14 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement and the transactions contemplated hereby were not performed in accordance with their specific terms or were otherwise breached and that time is of the essence. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to specific performance of the terms hereof, and the Company as a third party beneficiary shall have the rights of specific performance as provided for in the Equity Commitment Letter, this being in addition to any other remedies to which the parties are entitled at Law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, and no party will allege, and each party hereby waives, the defense or counterclaim that there is an adequate remedy at Law.

Section 6.15 Termination. This Agreement will survive the Closing so long as any shares of Preferred Stock are outstanding. Prior to the Closing, this Agreement may only be terminated:

(a) by mutual written agreement of the Company and the Purchaser;

(b) by the Company or the Purchaser, upon written notice to the other party given at any time on or after February 28, 2018 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 6.15(b) shall not be available to any party whose failure to fulfill any obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; and further provided that, if all of the conditions specified in Article VI to the Allied Acquisition Agreement have been satisfied or waived as of such date (or, with respect to those conditions which, by their nature can only be satisfied at the closing thereof, would reasonably be capable of satisfaction as of such date), other than the conditions specified in Section 6.1 to the Allied Acquisition Agreement with respect to the HSR Act or Antitrust Laws, then the Termination Date shall automatically be extended to August 31, 2018;

(c) by the Company or the Purchaser, upon written notice to the other party given at any time after the termination of the Allied Acquisition Agreement in accordance with its terms; provided, however, that the right to terminate this Agreement pursuant to this Section 6.15(c) shall not be available to any party whose failure to fulfill any obligations under this Agreement shall have been the cause of, or shall have resulted in, the termination of the Allied Acquisition Agreement in accordance with its terms;

(d) by notice given by the Company to the Purchaser, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Purchaser in this Agreement such that the conditions in Section 1.3(c) would not be satisfied and which have not been cured by the Purchaser within the earlier of (i) thirty (30) days after receipt by the Purchaser of written notice from the Company requesting such inaccuracies or breaches to be cured or (ii) if applicable, five (5) business days after receipt by the Purchaser from the Company of a copy of the written notice from the Seller pursuant to Section 7.3(b) of the Allied Acquisition Agreement; or

(e) by notice given by the Purchaser to the Company, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 1.3(b) would not be satisfied and which have not been cured by the Company within thirty (30) days after receipt by the Company of written notice from the Purchaser requesting such inaccuracies or breaches to be cured.

Section 6.16 Effects of Termination. In the event of any termination of this Agreement in accordance with Section 6.15, neither party (nor any of its Affiliates) shall have any liability or obligation to the other (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (A) any liability arising from any intentional and material breach by such party of its obligations under this Agreement arising prior to such termination or (B) any fraud of this Agreement. In the event of any such termination, this Agreement shall become void and have no effect, and (if such termination is prior to the Closing) the transactions contemplated hereby shall be abandoned without further action by the parties hereto, in each case, except (x) as set forth in the preceding sentence and (y) that the provisions of Section 4.3 (Confidentiality), Section 6.1 (Expenses), Section 6.2 through Section 6.13 (Amendment, Waiver; Counterparts; Governing Law; Waiver of Jury Trial; Notices; Entire Agreement, Assignment; Interpretation; Other Definitions; Captions; Severability; No Third Party Beneficiaries; Public Announcements) and Section 6.17 (Non-Recourse) shall survive the termination of this Agreement. For the avoidance of doubt, an intentional and material breach by Purchaser shall be deemed to include any failure by Purchaser to consummate the Closing if it is obligated to do so hereunder.

Section 6.17 Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of either party against the other party hereto, in no event shall either party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

BEACON ROOFING SUPPLY, INC.

By:	/s/ Ross D. Cooper
Name: Ross D. Cooper
Title: Executive Vice President, General
Counsel & Secretary

CD&R BOULDER HOLDINGS, L.P.

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer & Assistant Secretary

CLAYTON, DUBILIER & RICE FUND IX, L.P. (solely for purposes of Sections 4.13 and 4.14 hereof)

By:	CD&R Associates IX, L.P., its general partner

By:	CD&R Investment Associates IX, Ltd., its
general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer & Assistant Secretary

[Signature Page to Investment Agreement]

Exhibit A

Form of Certificate of Designations

FORM OF CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES A CUMULATIVE CONVERTIBLE PARTICIPATING PREFERRED STOCK

OF BEACON ROOFING SUPPLY, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to the authority expressly vested in the Board of Directors of Beacon Roofing Supply, Inc., a Delaware corporation (the “Corporation”), by the Certificate of Incorporation, the Board of Directors has by resolution duly provided for the issuance of and created a series of preferred stock of the Corporation, par value $0.01 per share, and in order to fix the designation and amount and the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of such series of preferred stock, has duly adopted resolutions setting forth such rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of such series of preferred stock as set forth in this Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Participating Preferred Stock (this “Certificate”).

Section 1. Number of Shares and Designation. [•] shares of preferred stock of the Corporation shall constitute a series of preferred stock designated as Series A Cumulative Convertible Participating Preferred Stock (the “Preferred Stock”). Subject to and in accordance with the provisions of Section 11(b), the number of shares of Preferred Stock may be increased (to the extent of the Corporation’s authorized and unissued preferred stock) by further resolution duly adopted by the Board of Directors and the filing of a certificate of increase with the Secretary of State of the State of Delaware.

Section 2. Rank. Each share of Preferred Stock shall rank equally in all respects and shall be subject to the provisions herein. The Preferred Stock shall, with respect to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (i) rank senior and prior to the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms does not expressly rank senior to, or on parity with, the Preferred Stock as to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (all of such equity securities, including the Common Stock, are collectively referred to herein as “Junior Securities”), (ii) rank junior to each class or series of equity securities of the Corporation, whether currently issued or issued in the future without violation of this Certificate, that by its terms expressly ranks senior to the Preferred Stock as to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (all of such equity securities are collectively referred to herein as “Senior Securities”), and (iii) rank on parity with each class or series of equity securities of the Corporation, whether currently issued or issued in the future without violation of this Certificate, that expressly provides that it ranks

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on parity with the Preferred Stock as to payment of dividends, redemption payments or rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as “Parity Securities”). The respective definitions of Junior Securities, Senior Securities and Parity Securities shall also include any securities, rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, Senior Securities or Parity Securities, as the case may be.

Section 3. Definitions.

(a) As used herein, the following terms shall have the meanings set forth below or in the section cross-referenced below, as applicable, whether used in the singular or the plural:

“Accrued Dividends” means, as of any date, with respect to any share of Preferred Stock, all dividends that have accrued pursuant to Section 4(a)(ii) but that have not been paid as of such date.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person.

“Base Amount” means, with respect to any share of Preferred Stock, as of any date, the sum of (x) the Liquidation Preference and (y) the Base Amount Accrued Dividends with respect to such share.

“Base Amount Accrued Dividends” means, with respect to any share of Preferred Stock, as of any date, (i) if a Preferred Dividend Payment Date has occurred since the issuance of such share, the Accrued Dividends with respect to such share as of the preceding Preferred Dividend Payment Date (taking into account the payment of Preferred Dividends in respect of such period ending on such preceding Preferred Dividend Payment Date, if any, as of such Preferred Dividend Payment Date) or (ii) if no Preferred Dividend Payment Date has occurred since the issuance of such share, zero.

“Base Dividend Rate” means, for any day, 6.00% per annum.

“Beneficially Own” and “Beneficial Ownership” has the meaning given such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of Capital Stock of any Person shall be calculated in accordance with the provisions of such rule, but without taking into account any contractual restrictions or limitations on voting or other rights; provided, however, that for purposes of determining beneficial ownership, a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person, whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities.

“Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors for the purposes in question.

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“Business Day” means any day that is not a Saturday, a Sunday or any other day on which commercial banks are generally required or authorized by Law to be closed in New York City, New York.

“By-laws” means the Amended and Restated By-Laws of the Corporation, as amended from time to time.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Certificate” has the meaning set forth in the preamble.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time.

“Change of Control” means the occurrence, directly or indirectly, of any of the following:

(i) any purchase, merger, acquisition or other transaction or series of related transactions immediately following which any Person or Group (excluding the Investor or its Affiliates or any Group including the Investor or its Affiliates) shall Beneficially Own, directly or indirectly, Voting Stock entitling such Person to exercise more than 50% of the total voting power of all classes of Voting Stock of the Corporation, other than as a result of any such transaction in which (x) the holders of securities that represented 100% of the Voting Stock of the Corporation immediately prior to such transaction are substantially the same as the holders of securities that represent a majority of the total voting power of all classes of Voting Stock of the surviving Person or any parent entity thereof immediately after such transaction and (y) the holders of securities that represented 100% of the Voting Stock of the Corporation immediately prior to such transaction own directly or indirectly Voting Stock of the surviving Person or any parent entity thereof in substantially the same proportion to each other as immediately prior to such transaction;

(ii) any transaction or series of related transactions immediately following which the Persons who Beneficially Own the Voting Stock of the Corporation immediately prior to such transaction or transactions cease to Beneficially Own more than 50% of the Voting Stock of the Corporation, any successor thereto or any parent entity thereof immediately following such transaction or transactions; or

(iii) (x) the Corporation merges or consolidates with or into any other Person, another Person merges with or into the Corporation, or the Corporation conveys, sells, transfers or leases all or substantially all of the Corporation’s assets to another Person or (y) the Corporation engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than a merger or consolidation:

(A) that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock;

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(B) which is effected solely to change the Corporation’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or

(C) where the Voting Stock outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such merger or consolidation).

“Change of Control Effective Date” has the meaning set forth in Section 8(a).

“Change of Control Sale” has the meaning set forth in Section 8(a).

“Common Stock” has the meaning set forth in Section 2.

“Common Stock Dividend Record Date” has the meaning set forth in Section 4(a)(iv).

“Common Stock Trading Price” means, as of any Trading Day, the closing price of a share of Common Stock on such Trading Day (as reported on Bloomberg, based on composite transactions for the NASDAQ).

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Conversion Date” has the meaning set forth in Section 6(b)(iv).

“Conversion Notice” has the meaning set forth in Section 6(b)(i).

“Conversion Option” has the meaning set forth in Section 6(a)(i)(A).

“Conversion Option Date” has the meaning set forth in Section 6(a)(i)(A).

“Conversion Option Measurement Period” has the meaning set forth in Section 6(a)(i)(A).

“Conversion Price” means, as of any date, the Initial Conversion Price, as adjusted pursuant to Section 9.

“Conversion Right” has the meaning set forth in Section 6(a)(i)(B).

“Convertible Securities” means indebtedness or shares of Capital Stock convertible into or exchangeable for Common Stock.

“Corporation” has the meaning set forth in the preamble.

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“Debt Financing Documents” means [•].

“DGCL” has the meaning set forth in the preamble.

“Dividend Payment Record Date” has the meaning set forth in Section 4(a)(iv).

“Dividend Rate” means, for any day, the Base Dividend Rate as increased by the Noncompliance Additional Rate, if any, applicable on such day pursuant to Section 4(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excess Conversion Shares” means, prior to receipt of any Requisite Stockholder Approval, in connection with any conversion of shares of Preferred Stock (disregarding for this purpose the last sentence of Section 6(a)(i)(B)), those shares of Common Stock (if any) that would result in the number of shares of Common Stock issued in such conversion (when taken together with all shares of Common Stock previously issued in connection with any conversion of shares of Preferred Stock) exceeding 12,071,937.

“Excess PIK Dividends” means, prior to receipt of any Requisite Stockholder Approval, additional shares of Preferred Stock paid as dividends on the Purchased Shares (and on any shares of Preferred Stock issued as dividends thereon) to the extent such additional shares of Preferred Stock would, when taken together with the Purchased Shares (and any shares of Preferred Stock issued as dividends thereon), upon conversion of all such shares of Preferred Stock into shares of Common Stock (disregarding for this purpose the last sentence of Section 6(a)(i)(B)), cause the number of shares of Common Stock issued in such conversion (when taken together with all shares of Common Stock previously issued in connection with any conversion of shares of Preferred Stock) to exceed 12,071,937.

“Exchange Property” has the meaning set forth in Section 7(a).

“Ex-Date” means, when used with respect to any distribution, the first date on which the Common Stock or other securities in question do not have the right to receive the distribution giving rise to an adjustment to the Conversion Price.

“Group” means any “group” as such term is used in Section 13(d)(3) of the Exchange Act.

“Holder” means, at any time, any Person in whose name shares of Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of such shares of Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

“Implied Quarterly Dividend Amount” means, with respect to any share of Preferred Stock, as of any date, the product of (a) the Base Amount of such share of Preferred Stock as of the first day of the applicable Payment Period and (b) one-fourth of the Dividend Rate applicable to such share on such date.

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“Initial Conversion Price” means (i) with respect to each share of Preferred Stock issued on the Original Issuance Date, $41.26 per share of Common Stock and (ii) with respect to each share of Preferred Stock issued as payment of a Preferred Dividend in accordance with Section 4, the Conversion Price in effect immediately prior to the issuance of such share.

“Investment Agreement” means that certain Investment Agreement, dated as of August 24, 2017, by and among the Corporation, CD&R Boulder Holdings, L.P. and Clayton, Dubilier & Rice Fund IX, L.P. (solely for purposes of Sections 4.13 and 4.14 thereof), as the same may be amended from time to time.

“Investor” means, collectively, one or more investment vehicles affiliated with or managed by Clayton, Dubilier & Rice, LLC who acquire shares of Preferred Stock pursuant to the Investment Agreement.

“Issuance Date” means, with respect to a share of Preferred Stock, the date of issuance of such share of Preferred Stock.

“Junior Securities” has the meaning set forth in Section 2.

“Law” has the meaning set forth in the Investment Agreement.

“Liquidation” means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

“Liquidation Preference” means, with respect to each share of Preferred Stock, $1,000.00 per share.

“Market Price” means, with respect to any particular security on any particular date, (i) if such security is listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, the volume weighted average price per share (as reported on Bloomberg based, in the case of a listed security, on composite transactions for the principal U.S. national or regional securities exchange on which such security is listed or quoted) of such security for the period of ten (10) consecutive Trading Days preceding the date of determination (or for any other period specified for this purpose in the applicable provision of this Certificate), or (ii) if such security is not listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, the fair market value of such security on the date of determination, as determined by a nationally recognized independent investment banking firm that has for this purpose (x) been selected by the Board of Directors and (y) been consented to by Holders of a majority of the outstanding shares of Preferred Stock.

“NASDAQ” means the NASDAQ Stock Market (or its successor).

“Noncompliance Additional Rate” means 3.00% per annum.

“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

“Original Issuance Date” means the date of closing pursuant to the Investment Agreement.

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“Parity Securities” has the meaning set forth in Section 2.

“Participating Dividends” has the meaning set forth in Section 4(a)(i).

“Payment Period” means, with respect to a share of Preferred Stock, the period beginning on the day after the preceding Preferred Dividend Payment Date (or if no Preferred Dividend Payment Date has occurred since the Issuance Date of such Preferred Share, the day that would have been the day after the preceding Preferred Dividend Payment Date had the Issuance Date with respect to such Preferred Share occurred prior to such date) to and including the next Preferred Dividend Payment Date.

“Person” means an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Preferred Dividend Payment Date” means January 15, April 15, July 15 and October 15 of each year (each, a “Quarterly Date”), commencing on the first Quarterly Date immediately following the Original Issuance Date; provided, that if any such Quarterly Date is not a Business Day then the “Preferred Dividend Payment Date” shall be the next Business Day immediately following such Quarterly Date.

“Preferred Dividends” has the meaning set forth in Section 4(a)(ii).

“Preferred Stock” has the meaning set forth in Section 1.

“Pro Rata Repurchase” means any purchase of shares of Common Stock by the Corporation or any Affiliate thereof (other than, if applicable, the Investor or any of its Affiliates) pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including shares of capital stock, other securities or evidences of indebtedness of a Subsidiary of the Corporation), or any combination thereof, effected while any shares of Preferred Stock are outstanding; provided, however, that “Pro Rata Repurchase” shall not include any purchase of shares by the Corporation or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The “Effective Date” of a Pro Rata Repurchase means the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Purchased Shares” has the meaning set forth in Section 9(a)(iv).

“Redemption Date” has the meaning set forth in Section 10(a).

“Redemption Notice” has the meaning set forth in Section 10(a).

“Redemption Price” has the meaning set forth in Section 10(a).

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“Register” means the securities register maintained in respect of the Preferred Stock by the Corporation, or to the extent the Corporation has engaged a transfer agent, such transfer agent.

“Reorganization Event” means any of the following transactions:

(i) any reorganization, consolidation, merger, share exchange, statutory exchange, tender or exchange offer or other similar business combination involving the Corporation with or into another Person, in each case, pursuant to which the Common Stock will be converted into, or exchanged for, cash, securities or other property of the Corporation or another Person;

(ii) any reclassification, recapitalization or reorganization of the Common Stock into securities other than the Common Stock; or

(iii) any direct or indirect sale, assignment, conveyance, transfer, lease or other disposition (including in connection with any Liquidation) by the Corporation of all or substantially all of its assets or business, in each case under this clause (iii), pursuant to which the Common Stock will be converted into cash, securities or other property.

“Requisite Stockholder Approval” means the affirmative vote of a majority of the votes cast at a regular or special meeting of the stockholders of the Corporation (at which a quorum is present), in accordance with the NASDAQ Listing Rule 5635(d) for the approval of the conversion and the voting of Excess Conversion Shares in accordance with this Certificate.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Securities” has the meaning set forth in Section 2.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any other Person of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more other Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). For the purposes hereof, the term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Trading Day” means a day on which the NASDAQ is open for the transaction of business.

“Transfer Restrictions” means the restrictions on Transfer (as defined in the Investment Agreement) set forth in Section 4.9 of the Investment Agreement.

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“Triggering Event” means: (i) the Corporation’s failure to pay any Participating Dividends when required pursuant to, and in accordance with, Section 4(a)(i) or to pay Preferred Dividends on each Preferred Dividend Payment Date pursuant to, and in accordance with, Section 4(a)(ii) and Section 4(a)(iii); (ii) the Corporation’s failure to comply with its obligations to effect the conversion of shares of Preferred Stock (including to reserve and keep available for issuance the requisite number of shares of Common Stock and Preferred Stock) in compliance with Section 6, (iii) the Corporation’s failure to comply with its obligations to repurchase shares of Preferred Stock in compliance with Section 8, (iv) the Corporation’s violation of any restrictions set forth in this Certificate relating to payment of dividends or distributions to the holders of Common Stock or other Capital Stock, (v) the Corporation taking any action described in Section 11(b) without the prior affirmative vote or written consent of the Holders representing at least a majority of the then-issued and outstanding shares of Preferred Stock, voting as a separate class, (vi) the Corporation’s failure to maintain the listing of the Common Stock on the NASDAQ (or its successor) or another U.S. national securities exchange or automated inter-dealer quotation system (or its successor), or (vii) the payment of any shares of Preferred Stock paid as dividends pursuant to, and in accordance with, Section 4(a)(ii) and Section 4(a)(iii) that would constitute Excess PIK Dividends (for so long as any outstanding shares of Preferred Stock so paid as dividends would constitute Excess PIK Dividends).

“Voting Stock” means Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors) to elect one or more members of the Board of Directors (without regard to whether or not, at the relevant time, Capital Stock of any other class or classes (other than Common Stock) shall have or might have voting power by reason of the happening of any contingency).

(b) In addition to the above definitions, unless the context requires otherwise:

(i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;

(ii) the word “including” shall be deemed to be followed by the words “without limitation”;

(iii) references to “$” or “dollars” means the lawful coin or currency the United States of America; and

(iv) references to “Section” are references to Sections of this Certificate.

Section 4. Dividends.

(a) Holders of the issued and outstanding shares of Preferred Stock shall be entitled to receive, out of assets legally available for the payment of dividends, dividends on the terms described below:

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(i) Holders of shares of Preferred Stock shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the shares of Common Stock (other than dividends paid in the form of Common Stock, Convertible Securities or Options) as if immediately prior to each Common Stock Dividend Record Date, all shares of Preferred Stock then outstanding were converted into shares of Common Stock (including any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)). Dividends payable pursuant to this Section 4(a)(i) (the “Participating Dividends”) shall be payable on the same date that such dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock unless the full dividends contemplated by this Section 4(a)(i) are paid at the same time to the Holders of the Preferred Stock.

(ii) In addition to any dividends pursuant to Section 4(a)(i), the Corporation shall pay, if, as and when declared by the Board of Directors, out of funds legally available therefor, on each Preferred Dividend Payment Date dividends on each outstanding share of Preferred Stock (the “Preferred Dividends”) at a rate per annum equal to the Dividend Rate as further specified in this Section 4(a)(ii) and in accordance with Section 4(a)(iii) below. Preferred Dividends on each share of Preferred Stock shall accrue and accumulate on a daily basis from the Issuance Date of such share, whether or not declared and whether or not the Corporation has funds legally available for the payment of such dividends, shall compound quarterly on each Preferred Dividend Payment Date (to the extent not paid on such Preferred Dividend Payment Date) and shall be payable quarterly in arrears, if, as and when so authorized and declared by the Board of Directors, on each Preferred Dividend Payment Date, commencing on the first Preferred Dividend Payment Date following the Issuance Date of such share. The amount of Preferred Dividends accruing with respect to any share of Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount as of such day by (y) the actual number of days in the applicable Payment Period; provided that if, during any current Payment Period, Accrued Dividends are paid in respect of one or more prior Payment Periods, then after the date of such payment, the amount of Preferred Dividends accruing with respect to any share of Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount (recalculated to take into account such payment of Accrued Dividends) by (y) the actual number of days in such current Payment Period. The amount of Preferred Dividends payable with respect to any share of Preferred Stock for any Payment Period shall equal the sum of the Preferred Dividends accrued in accordance with the prior sentence of this Section 4(a)(ii) with respect to such share during such Payment Period. Preferred Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward).

(iii) The Preferred Dividends may, at the option of the Corporation, be paid in cash or by issuing fully paid and nonassessable shares of Preferred Stock; provided that (A) Preferred Dividends paid on any date shall be paid by issuing fully paid and nonassessable shares of Preferred Stock to the extent payment in cash on such date would be prohibited under the terms, conditions or provisions of any of the Debt Financing Documents and (B) any Base Amount Accrued Dividends shall be paid by issuing fully paid and nonassessable shares of Preferred Stock; and provided further that, if the Corporation elects to pay any Preferred Dividends in shares of Preferred Stock with respect to any Payment Period, the Corporation shall make the same election with respect to all Preferred Dividends paid with respect to such Payment Period. If the Corporation pays any Preferred Dividend in shares of Preferred Stock, the number of shares of Preferred Stock to be paid in respect of such Preferred Dividend will be equal to the number of shares (including fractional shares) that have an aggregate Liquidation Preference equal to the amount of such Preferred Dividend.

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(iv) Each Participating Dividend or Preferred Dividend shall be paid pro rata to the Holders of shares of Preferred Stock entitled thereto. Each Participating Dividend or Preferred Dividend shall be payable to the Holders of Preferred Stock as they appear on the Register at the close of business on the record date designated by the Board of Directors for such dividends (each such date, a “Dividend Payment Record Date”), which (i) with respect to Participating Dividends, shall be the same day as the record date for the payment of dividends to the holders of shares of Common Stock (the “Common Stock Dividend Record Date”), and (ii) with respect to Preferred Dividends, shall be not more than thirty (30) days nor less than ten (10) days preceding the applicable Preferred Dividend Payment Date. Notwithstanding the foregoing, but subject to the proviso in the first sentence of Section 4(a)(iii), the Base Amount Accrued Dividends may be declared and paid in cash or in shares of Preferred Stock at any time to Holders of record on the Dividend Payment Record Date therefor.

(b) Upon the occurrence of a Triggering Event, the Dividend Rate shall increase by the Noncompliance Additional Rate from and including the date on which the Triggering Event shall occur and be continuing through but excluding the date on which all then occurring Triggering Events are no longer continuing. The Dividend Rate shall not be increased further pursuant to this Section 4(b) for a subsequent Triggering Event occurring while the Dividend Rate is already increased pursuant to this Section 4(b).

(c) At any time during which a Triggering Event shall be occurring, without the consent of the Holders representing at least a majority of the then-issued and outstanding shares of Preferred Stock, no dividends shall be declared or paid or set apart for payment, or other distributions declared or made, upon any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Securities) by the Corporation, directly or indirectly (except, subject to and in accordance with the provisions of Section 6 hereof, by conversion into or exchange for Junior Securities or the payment of cash in lieu of fractional shares in connection therewith).

(d) Without the consent of the Holders representing at least a majority of the then-issued and outstanding shares of Preferred Stock, the Corporation shall not (i) declare, pay or set aside for payment any dividends or distributions upon any Junior Securities or (ii) repurchase, redeem or otherwise acquire any Junior Securities (other than repurchases of shares of Common Stock from employees, officers or directors of the Corporation in the ordinary course of business) for any consideration or pay any moneys or make available for a sinking fund for the redemption of any shares of such Junior Securities, unless, in each case, (A) immediately before and after the taking of such action, the fair value of the Corporation’s assets would exceed the sum of its debts (including for this purpose the aggregate Liquidation Preference and the aggregate Accrued Dividends of the Preferred Stock), (B) immediately after the taking of such action, the Corporation, in its good faith judgment, would be able to pay all of its debts (including the aggregate Liquidation Preference and the aggregate Accrued Dividends of the Preferred Stock) as they are reasonably expected to come due and (C) such action is otherwise in compliance with applicable Law.

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(e) For the avoidance of doubt, the consequences described in Sections 4(b), (c) and (d) above shall constitute the sole and exclusive remedies of the Holders upon the occurrence of the Triggering Event described in clause (vii) of the definition thereof.

Section 5. Liquidation Rights.

(a) In the event of any Liquidation, each Holder shall be entitled to receive liquidating distributions out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Securities, including the Common Stock, for such Holder’s shares of Preferred Stock in an amount equal to the greater of (i) the sum of (A) the aggregate Liquidation Preference and (B) the aggregate Accrued Dividends of such shares as of the date of the Liquidation and (ii) the amount such Holder would have received had such shares of Preferred Stock, immediately prior to such Liquidation, been converted into shares of Common Stock (including in respect of any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)) pursuant to Section 6, without regard to any of the limitations on conversion or convertibility contained therein.

(b) In the event the assets of the Corporation available for distribution to stockholders upon a Liquidation shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of Preferred Stock pursuant to Section 5(a), such assets, or the proceeds thereof, shall be distributed among the Holders ratably in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled upon such Liquidation.

(c) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets, capital stock or business of the Corporation (other than in connection with the liquidation, dissolution or winding up of the Corporation) nor the merger, consolidation, share exchange, statutory exchange or any other business combination transaction of the Corporation into or with any other Person shall by itself be deemed to be a Liquidation for purposes of this Section 5.

Section 6. Conversion.

(a) Conversion of Preferred Stock.

(i) Subject to and in accordance with the provisions of this Section 6, shares of Preferred Stock may be converted into shares of Common Stock as follows:

(A) If (a) at any time after the Original Issuance Date, the Common Stock Trading Price exceeds 200% of the then applicable Conversion Price for at least 75 Trading Days (whether or not consecutive) during any 90 consecutive Trading Day period (such period, the “Conversion Option Measurement Period”) and (b) the Corporation, at its option, delivers a written notice to the Holders of the Preferred Stock within 10 Business Days following the conclusion of the applicable Conversion Option Measurement Period, then each share of Preferred Stock outstanding shall be converted (the “Conversion Option ”), as of the Business Day immediately prior to the date of such notice (the “Conversion Option Date”), into such number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/10,000th of a share) equal to the quotient of (A) the sum of (1) the

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Liquidation Preference and (2) the Accrued Dividends on such share as of the Conversion Option Date, divided by (B) the Conversion Price of such share in effect as of the Conversion Option Date; provided that if any shares of Common Stock issuable in connection with any Conversion Option would constitute Excess Conversion Shares, the Corporation may not exercise the Conversion Option until after the Requisite Stockholder Approval has been obtained.

(B) Subject to the last sentence of this Section 6(a)(i)(B), each Holder of shares of Preferred Stock shall have the right (the “Conversion Right”), at any time and from time to time, at such Holder’s option, to convert all or any portion of such Holder’s shares of Preferred Stock into fully paid and non-assessable shares of Common Stock. Upon a Holder’s election to exercise its Conversion Right, each share of Preferred Stock for which the Conversion Right is exercised shall be converted into such number of shares of Common Stock (calculated as to each conversion to the nearest 1/10,000th of a share) equal to the quotient of (A) the sum of (1) the Liquidation Preference and (2) the Accrued Dividends on such share as of the Conversion Date, divided by (B) the Conversion Price of such share in effect at the time of conversion. Notwithstanding anything to the contrary contained in this Certificate, prior to the Requisite Stockholder Approval, in no event shall the number of shares of Preferred Stock converted pursuant to this Section 6(a)(i)(B) result in the issuance of any Excess Conversion Shares (when taken together with all shares of Common Stock previously issued in connection with any conversion of shares of Preferred Stock).

(ii) No fractional shares of Common Stock shall be issued upon the conversion of any shares of Preferred Stock. If more than one share of Preferred Stock subject to conversion is held by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the sum of (A) the aggregate Liquidation Preference and (B) the aggregate Accrued Dividends as of the Conversion Date on all shares of Preferred Stock so subject. If the conversion of any share or shares of Preferred Stock results in a fractional share of Common Stock issuable after application of the immediately preceding sentence, the Corporation shall pay a cash amount in lieu of issuing such fractional share in an amount equal to the value of such fractional interest multiplied by the Market Price of a share of Common Stock on the Trading Day immediately prior to the Conversion Date.

(iii) The Corporation will at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting conversions of the Preferred Stock into shares of Common Stock, a number of shares of Common Stock equal to 110% of the number of shares of Common Stock issuable upon conversion of all then outstanding shares of Preferred Stock (including any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)). The Corporation shall take all action permitted by Law, including calling meetings of stockholders of the Corporation and soliciting proxies for any necessary vote of the stockholders of the Corporation, to amend the Certificate of Incorporation to increase the number of authorized and unissued shares of Common Stock, if at any time there shall be insufficient authorized and unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock (including any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)). The Corporation covenants that the Preferred Stock and all Common Stock that may be issued upon conversion of Preferred Stock shall upon issuance be duly authorized, fully paid and non-assessable and will not be subject to preemptive rights or subscription rights of any other stockholder of the Corporation. The Corporation further covenants that the

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Corporation shall, if permitted by the rules of the NASDAQ, at its sole expense, cause to be authorized for listing or quotation on the NASDAQ, all Common Stock issuable upon conversion of the Preferred Stock, subject to official notice of issuance. The Corporation will use its reasonable best efforts to ensure that such Common Stock may be issued without violation of any applicable Law or regulation.

(b) Mechanics of Conversion.

(i) If the Corporation exercises the Conversion Option and delivers notice thereof in accordance with Section 6(a)(i)(A), the Corporation shall notify the Holders of Preferred Stock in writing of the Conversion Option promptly following the Conversion Option Date by delivery of written notice to such Holders and shall update or cause to be updated the Register, effective as of the Conversion Option Date, to reflect the shares of Common Stock held by such Holders as a result of the Conversion Option and shall, as promptly as practicable thereafter, issue or cause to be issued to each such Holder the number of validly issued, fully paid and non-assessable shares of Common Stock to which such Holder shall be entitled and deliver or cause to be delivered to each such Holder evidence of such issuance reasonably satisfactory to such Holders.

(ii) The Conversion Right of a Holder of Preferred Stock shall be exercised by the Holder by delivering written notice to the Corporation that the Holder elects to convert all or a portion of the shares of Preferred Stock held by such Holder (a “Conversion Notice”) and specifying the name or names (with address or addresses) in which shares of Common Stock are to be issued and (if so required by the Corporation or the Corporation’s transfer agent, if any) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or the transfer agent, as applicable, duly executed by the Holder or its legal representative.

(iii) As promptly as practicable after the receipt of the Conversion Notice, and the payment of required taxes or duties pursuant to Section 12(i), if applicable, and in no event later than three Trading Days thereafter, the Corporation shall update or cause to be updated the Register to reflect the shares of Common Stock held by such Holder as a result of such conversion and shall issue and shall deliver or cause to be issued and delivered to such Holder, or to such other Person on such Holder’s written order (A) evidence of such issuance reasonably satisfactory to such Holder, and (B) cash for any fractional interest in respect of a share of Common Stock arising upon such conversion settled as provided in Section 6(a)(ii).

(iv) The conversion of any share of Preferred Stock shall be deemed to have been made (i) in connection with any Conversion Option, at the close of business on the Conversion Option Date, and (ii) in connection with any exercise of the Conversion Right, at the close of business on the date of giving the Conversion Notice (the “Conversion Date”). Until the Conversion Date with respect to any share of Preferred Stock has occurred, such share of Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein, including that such share shall (A) accrue and accumulate Preferred Dividends and participate in Participating Dividends pursuant to Section 4 and (B) entitle the Holder thereof to the voting rights provided in Section 11; provided, however, that any such shares that are repurchased pursuant to Section 8 or redeemed pursuant to Section 10 shall not be entitled to be converted.

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(c) Corporation’s Obligations to Issue Common Stock. Subject to the last sentence of Section 6(a)(i)(B), the Corporation’s obligations to issue and deliver shares of Common Stock or Preferred Stock (as applicable) upon conversion of shares of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by any Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of Law by any Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to any Holder in connection with the issuance of such shares of Common Stock or Preferred Stock (as applicable).

Section 7. Reorganization Events.

(a) Treatment of Preferred Stock Upon a Reorganization Event. Subject to applicable Law, upon the occurrence of any Reorganization Event, (i) if the Corporation is the surviving company in such Reorganization Event, each share of Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding following such Reorganization Event (or be exchanged for an equivalent share of Preferred Stock governed by the terms herein); provided, that (x) each share of Preferred Stock shall become convertible into the kind and amount of securities, cash and other property that the Holder of such share of Preferred Stock (other than the counterparty to the Reorganization Event or an Affiliate of such other party) would have received in such Reorganization Event had such share of Preferred Stock, immediately prior to such Reorganization Event, been converted into the applicable number of shares of Common Stock using the Conversion Price immediately prior to such Reorganization Event (including in respect of any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)) (such securities, cash and other property, the “Exchange Property”), without interest on such Exchange Property, and (y) appropriate adjustments shall be made to the conversion provisions set forth in Section 6 and the adjustment to conversion price provisions set forth in Section 9 as determined reasonably and in good faith by the Board of Directors to place the Holders in as nearly as equal of a position as possible with respect to such matters following such Reorganization Event as compared to immediately prior to such Reorganization Event, or (ii) if the Corporation is not the surviving company in such Reorganization Event or will be dissolved in connection with such Reorganization Event, each share of Preferred Stock outstanding immediately prior to such Reorganization Event shall be converted or exchanged into a security of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event having rights, powers and preferences, and the qualifications, limitations and restrictions thereof, as nearly equal as possible to those provided herein (with such adjustments as are appropriate to place the Holders in as nearly as equal of a position as possible following such Reorganization Event as compared to immediately prior to such Reorganization Event).

(b) Form of Consideration. In the event that shares of Preferred Stock are converted into Exchange Property and the holders of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Exchange Property shall be based on the types and amounts of consideration received by the holders of Common Stock on a pro rata basis; provided, however, that, to the extent the applicable transaction agreement provides for adjustments to such elected types and amounts of consideration that are generally applicable to holders of Common Stock making such elections, the Exchange Property will be subject to such adjustments.

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(c) Successive Reorganization Events. The provisions of this Section 7 shall similarly apply to successive Reorganization Events.

(d) Notice of Reorganization Events. The Corporation (or any successor) shall, within 10 days following the consummation of any Reorganization Event, provide written notice to the Holders of such consummation of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 7.

(e) Requirements of Reorganization Events. The Corporation shall not, without consent of the Holders representing at least a majority of the then-issued and outstanding shares of Preferred Stock, enter into any agreement for, or consummate, any transaction or series of transactions constituting a Reorganization Event unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 7, and (ii) to the extent that the Corporation is not the surviving company in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Preferred Stock into a security of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.

(f) Change of Control. For the sake of clarity, if a Reorganization Event constitutes a Change of Control, then Section 8 shall take precedence over this Section 7 to the extent there is any inconsistency between such sections.

Section 8. Change of Control Sale.

(a) Change of Control Sale. In the event of a Change of Control, each Holder of shares of Preferred Stock shall have the option, during the period beginning on the effective date of the Change of Control (the “Change of Control Effective Date”) and ending on the date that is 20 Business Days after the later of (x) receipt of written notice contemplated by Section 8(c) and (y) the Change of Control Effective Date, to require the Corporation (or the successor thereto) to purchase, to the extent permitted by applicable Law, all or any portion of its shares of Preferred Stock at a purchase price per share, payable in cash, equal to the sum of (A) the Liquidation Preference and (B) the Accrued Dividends of each such share of Preferred Stock as of the date of such purchase (a “Change of Control Sale”).

(b) Initial Change of Control Notice. On or before the 20th Business Day prior to the date on which the Corporation anticipates consummating any Change of Control (or, if later, promptly after the Corporation discovers that the Change of Control will occur or has occurred), the Corporation shall deliver to each Holder (as appearing in the Register of the Corporation) a written notice setting forth a description of the anticipated Change of Control and the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Change of Control was filed).

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(c) Final Change of Control Notice. On the Change of Control Effective Date (or, if later, promptly after the Corporation discovers that the Change of Control has occurred), the Corporation shall deliver to each Holder a written notice setting forth:

(i) the date, which shall be no earlier than the 20th Business Day after the Change of Control Effective Date (or, if later, the date of delivery of such notice), by which the Change of Control Sale option must be exercised;

(ii) the amount of cash payable per share of Preferred Stock in accordance with Section 8(a) and the purchase date for such shares, which shall be no greater than 10 Business Days following the expiration of the twenty (20) Business Day period referred to in Section 8(a) (which purchase date will be the effective date of such Change of Control Sale if such option is exercised); and

(iii) the instructions (which shall be reasonable and consistent with this Section 8) a Holder must follow to exercise its Change of Control Sale option in connection with such Change of Control.

(d) Change of Control Sale Procedure. To exercise a Change of Control Sale option, a Holder must, no later than 5:00 p.m., New York City time, on the date specified in the written notice referred to in Section 8(c)(i) by which such option must be exercised, notify the Corporation in writing of the number of shares of Preferred Stock as to which such Change of Control Sale option is being exercised.

(e) Delivery upon Change of Control Sale. Upon a Change of Control Sale, the Corporation shall deliver or cause to be delivered to the Holder by wire transfer the purchase price payable upon the purchase by the Corporation of such Holder’s shares of Preferred Stock in accordance with this Section 8 substantially concurrently with the Change of Control Sale. Subject to the payment of the purchase price for shares of Preferred Stock to be purchased pursuant to this Section 8 substantially concurrently with a Change of Control Sale, from and after the Change of Control Sale, the dividend, voting and other powers, designations, preferences and rights provided herein with respect to such repurchased shares of Preferred Stock shall cease.

(f) Insufficient Legally Available Funds. If, on the date on which the Change of Control Sale is otherwise to occur in accordance with this Section 8, the Corporation does not have sufficient legally available funds to purchase all shares of Preferred Stock surrendered in connection with such Change of Control Sale in accordance with this Section 8, then (i) the Corporation shall purchase the maximum number of shares of Preferred Stock that may be purchased, on a pro rata basis, with such legally available funds and (ii) except to the extent a Holder withdraws its exercise of the Change of Control Sale option with respect to unpurchased shares, shall purchase any remaining shares, on a pro rata basis, as soon as it has any additional legally available funds. Notwithstanding the foregoing, if the Corporation does not have legally available funds that are available to purchase all shares of Preferred Stock that Holders have elected to be purchased, or otherwise fails to comply with any provisions of Section 8, the price per share for any share of Preferred Stock purchased pursuant to clause (ii) above after the date on which the Change of Control Sale is otherwise to occur in accordance with this Section 8 (disregarding this Section 8(f)) shall be increased by the amount of any Accrued Dividends accruing between the date on which the Change of Control Sale is otherwise to occur and the date of such purchase.

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(g) Senior Indebtedness. Notwithstanding anything in this Section 8 to the contrary, in the event that the Corporation is also required upon a Change of Control to repurchase or repay amounts outstanding under the Debt Financing Documents (and the holders of rights to receive payment of such amounts have not waived such rights and have not otherwise failed to exercise such rights), the rights of holders of debt obligations of the Corporation to receive payments under the Debt Financing Documents in the event of such Change of Control will be senior pursuant to and to the extent provided by applicable law to the rights of each Holder of such shares of Preferred Stock to receive the purchase price payable in respect of such shares of Preferred Stock surrendered in connection with a Change of Control Sale in accordance with this Section 8 (it being understood that the foregoing shall not limit the rights of the Holders in any voluntary or involuntary bankruptcy, reorganization, insolvency or liquidation proceeding).

(h) Partial Change of Control Sale. If a portion, but less than all, of the shares of Preferred Stock held by any Holder are purchased in accordance with this Section 8 on any particular date, the Corporation shall promptly thereafter reflect in the Register the remaining shares of Preferred Stock held by such Holder.

Section 9. Adjustments to Conversion Price.

(a) Adjustments to Conversion Price. Except as provided in Section 9(d), the Conversion Price shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation declares a dividend or makes a distribution on the Common Stock payable in shares of Common Stock, then the Conversion Price in effect at the opening of business on the Ex-Date for such dividend or distribution shall be adjusted to the price determined by multiplying the Conversion Price at the opening of business on such Ex-Date by the following fraction:

        OS0

OS1

Where,

OS0 = the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Date for such dividend or distribution.

OS1 = the sum of the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

If any dividend or distribution described in this Section 9(a)(i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date and time the Board of Directors determines not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

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(ii) Subdivisions, Splits and Combination of the Common Stock. If the Corporation subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination by the following fraction:

    OS0

OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

If any subdivision, split or combination described in this Section 9(a)(ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors determines not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(iii) Other Distributions. If the Corporation distributes to all holders of shares of Common Stock any Convertible Securities or Options or any other assets for which there is no corresponding distribution in respect of the Preferred Stock pursuant to Section 4(a)(i) (which excludes, for the avoidance of doubt, any distribution of cash or non-cash property for which there is a corresponding distribution in respect of the Preferred Stock pursuant to Section 4(a)(i)), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior to the Ex-Date for such distribution by the following fraction:

        SP0 – FMV

SP0

Where,

SP0 = the Market Price of a share of Common Stock on the date immediately prior to the Ex-Date for such distribution.

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FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on the Ex-Date for such distribution, in the case of a non-cash distribution or with respect to the non-cash portion of a distribution, if any, as determined (i) by the good faith determination of the Board of Directors or (ii) if, within five Business Days following notice from the Corporation of the value determined by the Board of Directors pursuant to clause (i), the Holders of a majority of the outstanding shares of Preferred Stock object in good faith to such determination, then the fair market value will be determined by a nationally recognized independent investment banking firm that has for this purpose (x) been selected by the Board of Directors, and (y) is reasonably acceptable to Holders of a majority of the outstanding shares of Preferred Stock; provided, that such value, whether determined pursuant to the foregoing clause (i) or (ii), shall not for the purposes hereof in any event be equal to or greater than the Market Price of a share of Common Stock on such date.

In a “spin-off,” where the Corporation makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a Subsidiary of the Corporation or other business unit, the Conversion Price will be adjusted on the 15th Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such 15th Trading Day by the following fraction:

        MP0

MP0 + MPs

Where,

MP0 = (i) if the Common Stock is listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, the Market Price of a share of Common Stock for the period ending on and including the tenth Trading Day following the effective date of such distribution, or (ii) if the Common Stock is not listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, the Market Price of a share of Common Stock on the effective date of such distribution.

MPs = (i) if the capital stock or equity interests distributed to the holders of shares of Common Stock are listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, an amount equal to the product of (x) the number of shares of such capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock and (y) the Market Price of such capital stock or equity interests for the period ending on and including the tenth Trading Day following the effective date of such distribution, or (ii) if such capital stock or equity interests are not listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, the Market Price of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on the effective date of such distribution (after giving effect to such distribution).

In the event that such distribution described in this Section 9(a)(iii) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

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(iv) Certain Repurchases of Common Stock. If the Corporation effects a Pro Rata Repurchase of Common Stock that involves the payment by the Corporation of consideration per share of Common Stock that exceeds the Market Price of a share of Common Stock on the Effective Date of such Pro Rata Repurchase (provided that if part or all of the consideration is not cash, the fair market value of the non-cash consideration shall be determined by a nationally recognized independent investment banking firm that has for this purpose (x) been selected by the Board of Directors, and (y) been consented to by Holders of a majority of the outstanding shares of Preferred Stock, voting as a separate class, then the Conversion Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase shall be adjusted (such adjustment to become effective immediately prior to the opening of business on the day following the Effective Date of such Pro Rata Repurchase) by multiplying the Conversion Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by the following fraction:

(OS0 x SP0) – AC

SP0 x OS1

Where,

SP0 = the Market Price of a share of Common Stock on the Trading Day immediately preceding the first announcement of the intent to effect such Pro Rata Repurchase.

OS0 = the number of shares of Common Stock outstanding at the Effective Date of such Pro Rata Repurchase, including, if applicable, any shares validly tendered and not withdrawn or exchanged shares.

OS1= the number of shares of Common Stock outstanding at the Effective Date of such Pro Rata Repurchase, including, if applicable, any shares validly tendered or exchanged and not withdrawn, minus the number of shares purchased in such Pro Rata Repurchase (which shares shall equal the Purchased Shares (as defined below) if such Pro Rata Repurchase is effected pursuant to a tender offer or exchange offer).

AC = the aggregate cash and fair market value of the other consideration payable in such Pro Rata Repurchase, and in the case of non-cash consideration, as determined by a nationally recognized independent investment banking firm that has for this purpose (x) been selected by the Board of Directors, and (y) been consented to by Holders of a majority of the outstanding shares of Preferred Stock, voting as a separate class, based, in the case of a tender offer or exchange offer, on the number of shares actually accepted for purchase (the “Purchased Shares”).

In the event that the Corporation, or one of its Affiliates, is obligated to purchase shares of Common Stock pursuant to any such Pro Rata Repurchase, but the Corporation, or such Affiliate, is permanently prevented by applicable Law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such Pro Rata Repurchase had not been made.

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(v) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Preferred Stock into Common Stock, the Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to such Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Corporation had issued the rights to all holders of the Common Stock in an issuance triggering an adjustment pursuant to Section 9(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b) Other Adjustments.

(i) The Corporation may make decreases in the Conversion Price, in addition to any other decreases required by this Section 9, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of Options for Common Stock) or from any event treated as such for income tax purposes.

(ii) If the Corporation takes any action affecting the Common Stock, other than an action described in Section 9(a), which upon a determination by the Board of Directors, in its good faith discretion (such determination intended to be a “fact” for purposes of Section 151(a) of the DGCL), would materially adversely affect the conversion rights of the Holders of shares of Preferred Stock, the Conversion Price shall be adjusted, to the extent permitted by Law, in such manner, if any, and at such time, as the Board of Directors determines in good faith to be equitable in the circumstances.

(c) Successive Adjustments. Successive adjustments in the Conversion Price shall be made, without duplication, whenever any event specified in Section 9(a) or Section 9(b) shall occur.

(d) Rounding of Calculations; Minimum Adjustments. All adjustments to the Conversion Price shall be calculated to the nearest one-tenth (1/10th) of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this Section 9(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further that on any Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(e) Statement Regarding Adjustments; Notices. Whenever the Conversion Price is to be adjusted in accordance with one or more of Section 9(a) or Section 9(b), the Corporation shall: (i) compute the Conversion Price in accordance with Section 9(a) or Section 9(b), taking into account the one cent threshold set forth in Section 9(d); (ii) (x) in the event that the Corporation shall give notice or make a public announcement to the holders of Common Stock of any action of the type described in Section 9(a) (but only if the action of the type described in Section 9(a) would result in an adjustment to the Conversion Price or a change in the type of securities or property to be delivered upon conversion of the Preferred Stock), the Corporation shall, at the time of such notice or announcement, and in the case of any action which would require the fixing of a record date, at least ten (10) days prior to such record date, give notice to each Holder by mail, first class postage prepaid, at the address appearing in the

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Register, which notice shall specify the record date, if any, with respect to any such action, the approximate date on which such action is to take place and the facts with respect to such action as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion or redemption of the Preferred Stock or (y) in the event that the Corporation does not give notice or make a public announcement as set forth in subclause (x) of this clause (ii), the Corporation shall, as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to one or more of Section 9(a) or Section 9(b), taking into account the one cent threshold set forth in Section 9(d) (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event, in the same manner and with the same detail as the notice set forth in subclause (x) of this clause (ii); and (iii) whenever the Conversion Price shall be adjusted pursuant to one or more of Section 9(a) or Section 9(b), the Corporation shall, as soon as practicable following the determination of the revised Conversion Price, (x) file at the principal office of the Corporation, a statement showing in reasonable detail the facts requiring such adjustment, the Conversion Price that shall be in effect after such adjustment and the method by which the adjustment to the Conversion Price was determined and (y) cause a copy of such statement to be sent in the manner set forth in subclause (x) of clause (ii) to each Holder.

(f) Certain Adjustment Rules. If an adjustment in the Conversion Price made hereunder would reduce the Conversion Price to an amount below par value of the Common Stock, then such adjustment in Conversion Price made hereunder shall reduce the Conversion Price to the par value of the Common Stock. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 9, the Corporation shall use its reasonable best efforts to take any and all actions which may be necessary, including obtaining regulatory, NASDAQ (or such exchange or automated quotation system on which the Common Stock is then listed) or stockholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock issuable upon conversion of the Preferred Stock in compliance with the applicable listing standards of NASDAQ (or such exchange or automated quotation system on which the Common Stock is then listed).

Section 10. Optional Redemption.

(a) Subject to and in accordance with the provisions of this Section 10, the Corporation shall have the right, at its option, at any time (subject to Section 10(c)), to redeem, out of funds legally available therefor, (i) all or (ii) any portion of the shares of Preferred Stock then outstanding at a redemption price per share in cash (the “Redemption Price”) equal to two times (2x) the sum of (A) the Liquidation Preference and (B) the Accrued Dividends of each such share of Preferred Stock as of the date of such redemption; provided, that any Accrued Dividends that have accrued since the most recent Preferred Dividend Payment Date shall instead be calculated at one times (1x) the amount of such current period Accrued Dividends; provided, further, that any redemption under this Section 10 for less than all of the shares of Preferred Stock then outstanding must be for no less than one-third (1/3) of the total number of shares of Preferred Stock initially issued to the Investor on the Original Issuance Date and must not result in the Investor’s Beneficial Ownership of the Common Stock (on an as-converted to Common Stock basis) falling below five percent (5%) of the Common Stock then outstanding as

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of the Redemption Date (on an as-converted to Common Stock basis). The Corporation may exercise its right to require redemption under this Section 10 by sending a written notice to each Holder of Preferred Stock (the “Redemption Notice”) specifying (x) the date on which the redemption shall occur (the “Redemption Date”), which shall be a Business Day that is no earlier than 30 days and no later than 60 days from the date the Redemption Notice is sent and (y) the aggregate number of shares of Preferred Stock which are being redeemed pursuant to such redemption. If fewer than all of the shares of Preferred Stock then outstanding are to be redeemed pursuant to this Section 10(a), then such redemption shall occur on a pro rata basis with respect to all Holders of Preferred Stock based on the total number of shares of Preferred Stock then held by such Holder relative to the total number of shares of Preferred Stock then outstanding. Notwithstanding anything to the contrary in this Section 10(a), each Holder of shares of Preferred Stock to be redeemed by the Corporation may elect to convert all or any portion of the shares of Preferred Stock held by such Holder into Common Stock in accordance with the provisions of Section 6 (taking into account the limitation in the last sentence of Section 6(a)(i)(B), applied ratably with respect to each outstanding share of Preferred Stock) at any time prior to the applicable Redemption Date.

(b) Redemption pursuant to Section 10(a) shall become effective on the Redemption Date and the aggregate Redemption Price for such redeemed shares shall be due and payable in cash to the record Holder of the shares of Preferred Stock being redeemed on such date. If a Redemption Notice has been delivered in accordance with Section 10(a) and if the funds necessary for redemption have been paid to the Holders of shares of Preferred Stock being redeemed, then from and after the applicable Redemption Date, dividends and distributions will cease to accrue on such redeemed shares of Preferred Stock, such redeemed shares of Preferred Stock shall no longer be deemed outstanding and all rights of the Holders with respect to such redeemed shares of Preferred Stock will terminate, except the right to receive the aggregate Redemption Price for such redeemed shares of Preferred Stock held by each such Holder.

(c) The Corporation’s optional redemption right provided by Section 10(a) shall not be available to the Corporation at any time at which:

(i) the Common Stock Trading Price has exceeded 200% of the then applicable Conversion Price (x) for more than five (5) Trading Days during the 30-Trading Day period immediately preceding the date of delivery of the Redemption Notice or (y) for any Trading Day during the five (5) consecutive Trading Day period immediately preceding the date of delivery of the Redemption Notice; or

(ii) the Corporation is, or was during the five (5) consecutive Trading Day period immediately preceding the date of delivery of the Redemption Notice, in possession of material non-public information relating to the Corporation, that, if publicly disclosed, would be reasonably expected to have a material and positive effect on the Common Stock Trading Price on the Trading Day immediately following the date on which such information is publicly disclosed relative to the Common Stock Trading Price on the Trading Day immediately preceding the date on which such information is publicly disclosed (assuming such information is publicly disclosed pre-market open on a Trading Day or on a day that is not a Trading Day).

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Section 11. Voting Rights.

(a) General. The Holders of shares of Preferred Stock shall be entitled to vote with the holders of the Common Stock on all matters submitted to a vote of stockholders of the Corporation, except as otherwise provided herein or as required by applicable Law, voting together with the holders of Common Stock as a single class. For such purposes, each Holder shall be entitled to a number of votes in respect of the shares of Preferred Stock owned of record by it equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted (taking into account the limitation in the last sentence of Section 6(a)(i)(B), applied ratably with respect to each outstanding share of Preferred Stock) as of the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited. For the avoidance of doubt, the Holders of shares of Preferred Stock shall not be entitled to any voting rights in respect of any Excess Conversion Shares prior to the Requisite Stockholder Approval. The Holders of shares of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Certificate of Incorporation and the By-laws as if they were holders of record of Common Stock for such meeting.

(b) Class Voting Rights. So long as any shares of Preferred Stock are outstanding, in addition to any other vote required by applicable Law, the Corporation may not take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior affirmative vote or written consent of the Holders representing at least a majority of the then-issued and outstanding shares of Preferred Stock, voting as a separate class:

(i) amend, alter, repeal or otherwise modify any provision of the Certificate of Incorporation, this Certificate or the By-laws in a manner that would alter or change the terms or the powers, preferences, rights or privileges of the Preferred Stock as to affect them adversely;

(ii) authorize, create, increase the authorized amount of, or issue (x) any class or series of Senior Securities, Parity Securities or Junior Securities (other than Common Stock) or any security convertible into, or exchangeable or exercisable for any of the foregoing (other than Common Stock) that could have the “result of the receipt of property by some shareholders” within the meaning of Section 305(b)(2)(A) of the Internal Revenue Code of 1986, as amended from time to time, including but not limited to (A) any non-participating preferred stock (including by means of merger, consolidation, reorganization, recapitalization or otherwise) or (B) any debt securities convertible into shares of Capital Stock by their terms or (y) any other class or series of Senior Securities or Parity Securities;

(iii) increase or decrease the authorized number of shares of Preferred Stock (except for the cancellation and retirement of shares set forth in Section 13(c) or as necessary for the payment of Preferred Dividends in kind in accordance with Section 4(a)) or issue additional shares of Preferred Stock (except for shares of Preferred Stock issuable as payment of a Preferred Dividend in accordance with Section 4);

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(iv) (1) amend, restate, supplement, modify or replace the Debt Financing Documents in any manner that would (i) include provisions relating to the ability of the Corporation or its Subsidiaries to pay cash dividends pursuant to this Certificate or any amounts due pursuant to Section 7 or Section 8 that are more restrictive in any material respect than those set forth in the Debt Financing Documents in effect as of the Original Issuance Date or (ii) restrict the ability of the Corporation to pay Preferred Dividends in kind in accordance with Section 4(a), or (2) enter into any agreements or arrangements relating to indebtedness or otherwise (a) containing provisions relating to the ability of the Corporation or its Subsidiaries to pay cash dividends pursuant to this Certificate or any amounts due pursuant to Section 7 or Section 8 that are more restrictive in any material respect than those set forth in the Debt Financing Documents as of the Original Issuance Date or (b) that would restrict the ability of the Corporation to pay Preferred Dividends in kind in accordance with Section 4(a) (or subsequently amend, restate, supplement or otherwise modify any such agreements in any manner that would (x) include provisions relating to the ability of the Corporation or its Subsidiaries to pay cash dividends pursuant to this Certificate or any amounts pursuant to Section 7 or Section 8 that are more restrictive in any material respect than those set forth in such agreements or (y) restrict the ability of the Corporation to pay Preferred Dividends in kind in accordance with Section 4(a)); or

(v) adopt any plan of liquidation, dissolution or winding up of the Corporation or file any voluntary petition for bankruptcy, receivership or any similar proceeding.

(c) The consent or votes required in Section 11(b) shall be in addition to any approval of stockholders of the Corporation which may be required by Law or pursuant to any provision of the Certificate of Incorporation or the By-laws. Each Holder of shares of Preferred Stock will have one vote per share on any matter on which Holders of shares of Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.

Section 12. Transfer Agent.

(a) The Corporation may appoint a transfer agent and remove its transfer agent in accordance with the agreement between the Corporation and such transfer agent; provided that the Corporation shall appoint a successor transfer agent of recognized standing who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders. When a Holder requests to register the transfer of shares of Preferred Stock, the Corporation or the Corporation’s transfer agent, as applicable, shall register the transfer as requested if its reasonable requirements for such transaction are met.

Section 13. Miscellaneous.

(a) Taxes. The issuance or delivery of shares of Preferred Stock, shares of Common Stock or other securities issued on account of Preferred Stock pursuant hereto, or certificates representing such shares or securities, shall be made without charge to the Holder for such shares or certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, including any share transfer, documentary, stamp or similar

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tax; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Preferred Stock, shares of Common Stock or other securities in a name other than that in which the shares of Preferred Stock with respect to which such shares or other securities were issued, delivered or registered, or in respect of any payment to any Person other than a payment to the Holder thereof, and the transferee or payee, as the case may be, shall pay or bear the cost of any such tax, and the Corporation shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b) Good Faith. The Corporation shall not, by amendment of the Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets, or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of Preferred Stock against dilution or other impairment as set forth in this Certificate.

(c) Status of Shares. Shares of Preferred Stock which have been converted, redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more, subject to and in accordance with the provisions of Section 11, designated as part of a particular series of Preferred Stock by the Board of Directors.

(d) Notices. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (or by first class mail if the same shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: (i) if to the Corporation, to its office at 505 Huntmar Park Drive, Suite 300, Herndon, Virginia 20170, Attention: General Counsel, or to any transfer or other agent of the Corporation designated to receive such notice as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the Register or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by written notice similarly given.

(e) Severability. If any right, preference or limitation of the Preferred Stock set forth in this Certificate (as amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of Law or public policy, all other rights, preferences and limitations set forth in this Certificate (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(f) Other Rights. Except as expressly provided in any agreement between a Holder and the Corporation, the shares of Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable Law.

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(g) Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(h) Effectiveness. This Certificate shall become effective upon the filing thereof with the Secretary of State of the State of Delaware.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed and acknowledged by its undersigned duly authorized officer this [•] day of [•], 201[•].

BEACON ROOFING SUPPLY, INC.
By:
Name:
Title:

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Exhibit B

Form of Registration Rights Agreement

31

FORM OF REGISTRATION RIGHTS AGREEMENT

of

BEACON ROOFING SUPPLY, INC.

dated as of [•], 201[•]

i

TABLE OF CONTENTS

(continued)

ii

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [•], 201[•], by and among Beacon Roofing Supply, Inc., a Delaware corporation (the “Company”), CD&R Boulder Holdings, L.P., a Cayman Islands exempted limited partnership (“CD&R Investor”), and any Person who becomes a party hereto pursuant to Section 8(d) (each such party and CD&R Investor, a “CD&R Stockholder” and collectively, the “CD&R Stockholders”). Capitalized terms used herein shall have the meaning assigned to such terms in the text of this Agreement or in Section 1.

WHEREAS, on or prior to the date hereof, the Company has adopted and filed with the Secretary of State of the State of Delaware the Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Participating Preferred Stock in the form attached hereto as Exhibit A (the “Certificate of Designations”) in order to create a series of preferred stock, par value $0.01 per share, designated as Series A Cumulative Convertible Participating Preferred Stock (the “Preferred Stock”);

WHEREAS, pursuant to the Investment Agreement, dated as of August 24, 2017, by and among the Company, CD&R Investor and Clayton, Dubilier & Rice Fund IX, L.P. (solely for purposes of Sections 4.13 and 4.14 thereof) (as such agreement may be amended from time to time, the “Investment Agreement”), CD&R Investor acquired from the Company, and the Company issued to CD&R Investor, an aggregate of [•] shares of Preferred Stock;

WHEREAS, pursuant to the Certificate of Designations, the Preferred Stock may be converted into a certain number of shares of Common Stock, on the terms and subject to certain conditions specified in the Certificate of Designations; and

WHEREAS, the Company desires to provide to the CD&R Stockholders rights to registration under the Securities Act of Registrable Securities, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

AGREEMENT

1. Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such person.

“Agreement” has the meaning given to such term in the Preamble.

“Automatic Shelf Registration Statement” has the meaning given to such term in Section 2(d).

“Block Sale” means the sale of shares of Common Stock to one or several purchasers in a registered transaction by means of a bought deal, a block trade or a direct sale.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City.

“CD&R Investor” has the meaning given to such term in the Preamble.

“CD&R Stockholders” has the meaning given to such term in the Preamble.

“Certificate of Designations” has the meaning given to such term in the Recitals.

“Closing” means the closing of the transactions contemplated by the Investment Agreement.

“Closing Date” means the date on which the Closing occurs.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, including any shares of capital stock into which the Common Stock may be converted (as a result of recapitalization, share exchange or similar event) or are issued including with respect to any stock split or stock dividend, or a successor security.

“Company” has the meaning given to such term in the Preamble.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Covered Person” has the meaning given to such term in Section 5(a).

“Demand Registration” has the meaning given to such term in Section 2(e).

“Demand Request” has the meaning defined in Section 2(e).

“Effective Period” has the meaning given to such term in Section 2(g).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” has the meaning given to such term in Section 4(a).

“Holdback Period” means, with respect to any registered offering covered by this Agreement 90 days after (or such shorter period as may be agreed to by the managing underwriter(s) for such offering) and during the 10 days before, the effective date of the related Registration Statement or, in the case of an underwritten takedown from a Shelf

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Registration Statement, 90 days after (or such shorter period as may be agreed to by the managing underwriter(s) for such offering) the date of the Prospectus supplement filed with the SEC in connection with such takedown and during such prior period (not to exceed 10 days) as the Company has given reasonable written notice to the CD&R Stockholders holding Registrable Securities.

“including” means “including without limitation”.

“Indemnified Party” has the meaning given to such term in Section 5(c).

“Indemnifying Party” has the meaning given to such term in Section 5(c).

“Investment Agreement” has the meaning given to such term in the Recitals.

“Lock-Up Period” means the period commencing on the Closing Date and ending on the date that is eighteen (18) months after the Closing Date.

“Losses” has the meaning given to such term in Section 5(a).

“Marketed Underwritten Offering” means (i) an Underwritten Offering pursuant to a Demand Registration or (ii) a Marketed Underwritten Shelf Offering.

“Marketed Underwritten Shelf Offering” has the meaning given to such term in Section 2(b).

“Permitted Rights Transferee” means, for the purposes of this Agreement, any Person to whom CD&R Investor transfers shares of Preferred Stock or Common Stock in accordance with Section 4.9 of the Investment Agreement.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or any department or agency thereof or any other entity.

“Piggyback Registration” has the meaning given to such term in Section 3(a).

“Piggybacking Holder” has the meaning given to such term in Section 2(h)(iii).

“Preferred Stock” has the meaning given to such term in the Recitals.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, relating to Registrable Securities, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registration Expenses” has the meaning given to such term in Section 6.

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“Registrable Securities” means, as of any date of determination, (a)(i) any shares of Common Stock held by a CD&R Stockholder and (ii) any shares of Common Stock issuable upon conversion of shares of Preferred Stock (including shares of Preferred Stock issued as dividends thereon as permitted under the terms of the Certificate of Designations) held by a CD&R Stockholder and (b) any equity securities or other equity interests issued or issuable, directly or indirectly, with respect to the shares of Common Stock described in clause (a) by way of conversion or exchange thereof or stock dividends, stock splits or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) they are disposed of pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold to the public pursuant to Rule 144 or Rule 145 (or other exemption from registration under the Securities Act), (iii) they shall have ceased to be outstanding, or (iv) they have been sold in a private transaction.

“Registration Statement” means any registration statement of the Company filed with the SEC under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including any Prospectus, Free Writing Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 145” means Rule 145 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 405” means Rule 405 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means all underwriting and brokerage discounts, selling commissions, transfer taxes, if any, and the fees and expenses of separate counsel and other advisors and agents, if any, to the CD&R Stockholders associated with the CD&R Stockholders effecting any sales of Registrable Securities under any Registration Statement.

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“Shelf Registration Statement” has the meaning given to such term in Section 2(a).

“Shelf Takedown” has the meaning given to such term in Section 2(b).

“Subsidiary” means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

“Underwritten Offering” means an offering registered under the Securities Act in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public.

“WKSI” has the meaning given to such term in Section 2(d).

2. Registration Rights.

(a) Shelf Registration. The Company shall file with the SEC and thereafter use its reasonable best efforts to cause to be declared effective promptly upon the expiration of the Lock-Up Period a registration statement on Form S-3 or any comparable or successor form or forms or any similar short-form registration constituting a “shelf” registration statement providing for the registration of, and the sale by the CD&R Stockholders on a continuous or delayed basis of, all of the Registrable Securities, pursuant to Rule 415 or otherwise (a “Shelf Registration Statement”).

(b) Shelf Takedowns. Subject to the provisions of Section 2(c) hereof, the CD&R Stockholders shall be entitled, at any time and from time to time when a Shelf Registration Statement is effective, to sell such Registrable Securities held by them as are then registered pursuant to a Shelf Registration Statement (each, a “Shelf Takedown”). The number of Shelf Takedowns that the CD&R Stockholders may effect pursuant to this Section 2(b) shall not be limited, provided that the number of Underwritten Offerings that may be effected hereunder shall be limited to a total of four (4) (less any Demand Requests made pursuant to Section 2(e)), with only two (2) such Underwritten Offerings where the plan of distribution contemplates a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (any such Underwritten Offering, a “Marketed Underwritten Shelf Offering”). Any such Shelf Takedown may be made in the United States by and pursuant to any method or combination of methods legally available to the CD&R Stockholders (including an underwritten offering, a direct sale to purchasers, a sale to or through brokers, dealers or agents, a sale over the internet, Block Sales, derivative transactions with third parties, sales in connection with short sales and other hedging transactions). The Company shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement in accordance with the intended methods of disposition by the CD&R Stockholders participating in such Shelf Takedown. The CD&R Stockholders selling any Registrable Securities pursuant to a Shelf Takedown shall give the Company prompt written notice of the consummation of each Shelf Takedown (whether or not such Shelf Takedown constitutes an Underwritten Offering).

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(c) Cooperation with Shelf Takedowns. Upon receipt of prior written notice by the CD&R Stockholders that they intend to effect a Shelf Takedown, the Company shall use its reasonable best efforts to cooperate in such Shelf Takedown, whether or not such Shelf Takedown constitutes an Underwritten Offering, by amending or supplementing the Prospectus related to such Shelf Registration Statement as may be reasonably requested by the CD&R Stockholders for so long as any CD&R Stockholders hold Registrable Securities; provided that the Company shall not be obligated to cooperate in an Underwritten Offering to be effected by means of a Block Sale if notice of such Underwritten Offering has not been delivered to the Company at least seven (7) Business Days prior to the intended launch of such Block Sale.

(d) Automatic Shelf Registration Statements. To the extent the Company is a well-known seasoned issuer (as defined in Rule 405) (a “WKSI”) at a time when it is obligated to file a Shelf Registration Statement pursuant to this Agreement, the Company shall file an automatic shelf registration statement (as defined in Rule 405) on Form S-3 (an “Automatic Shelf Registration Statement”) in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder, that covers the Registrable Securities. The Company shall pay the registration fee for all Registrable Securities to be registered pursuant to an Automatic Shelf Registration Statement at the time of filing of the Automatic Shelf Registration Statement and shall not elect to pay any portion of the registration fee on a deferred basis. The Company shall use its reasonable best efforts to remain a WKSI (and not to become an ineligible issuer (as defined in Rule 405)) during the period during which any Automatic Shelf Registration Statement is effective. If at any time following the filing of an Automatic Shelf Registration Statement when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to post-effectively amend the Automatic Shelf Registration Statement to a Shelf Registration Statement that is not automatically effective or file a new Shelf Registration Statement or, if the Company is not eligible at such time to file a Shelf Registration Statement, a Registration Statement on Form S-1; have such Registration Statement declared effective by the SEC; and keep such Registration Statement effective during the period during which such Shelf Registration Statement or Registration Statement on Form S-1 is required to be kept effective in accordance with Section 2(g) hereof.

(e) Demand Rights. After the expiration of the Lock-up Period, in the event the Company ceases to be eligible to register Registrable Securities on Form S-3 or has failed to perform its obligations under Section 2(a), the CD&R Stockholders shall have the right on three (3) occasions (provided, that the aggregate number of such rights effected pursuant to this Section 2(e) plus the number of any Marketed Underwritten Shelf Offerings effected pursuant to Section 2(b) shall not exceed four (4)) to require the Company to file a registration statement under the Securities Act in respect of all or a portion of Registrable Securities owned by the CD&R Stockholders (so long as such request covers at least $25,000,000 worth of the then current value of shares of Common Stock (including, for purposes of such determination, any shares of Common Stock issuable upon conversion of shares of Preferred Stock (including shares of Preferred Stock issued as dividends thereon as permitted under the terms of the Certificate of Designations))), by delivering to the Company written notice stating that such right is being

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exercised, specifying the number of Registrable Securities owned by the CD&R Stockholders to be included in such registration, and describing the intended method of distribution thereof (each, a “Demand Request” and any registration effected pursuant thereto, a “Demand Registration”). Notwithstanding the foregoing, the Company shall not be required to file any Registration Statement pursuant to a Demand Request within 90 days after the effective date of a previous Demand Registration or any previous Registration Statement in which the holders of Registrable Securities were given piggyback rights pursuant to Section 3 in which there was no reduction in the number of Registrable Securities to be included, and in each case, in which the sale of the Registrable Securities included therein was consummated. The Company shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Demand Registration in accordance with the intended methods of disposition by the CD&R Stockholders.

(f) Effectiveness of Demand Registration. As promptly as practicable, but in no event later than 20 Business Days after the Company receives a Demand Request pursuant to Section 2(e) hereof, the Company shall file with the SEC and thereafter use its reasonable best efforts to cause to be declared effective promptly a registration statement on the appropriate form (it being agreed that, subject to Section 2(l) hereof, such Registration Statement shall be an Automatic Shelf Registration Statement, if then available to the Company) providing for the registration of such number of Registrable Securities the CD&R Stockholders shall have requested be registered for distribution in accordance with such intended method of distribution; provided, however, no sale shall be made by any CD&R Stockholder pursuant to any Demand Registration prior to the expiration of the Lock-Up Period, except with the prior written consent of the Company. The Company shall comply in all material respects with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by any such registration statement in accordance with the intended method or methods of disposition by the CD&R Stockholders.

(g) Continued Effectiveness. The Company shall use its reasonable best efforts to keep (A) any Shelf Registration Statement filed pursuant to this Agreement continuously effective and usable for the resale of the Registrable Securities covered thereby until the earlier of (i) three (3) years from the effective date of such Shelf Registration Statement and (ii) the date on which all of the Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement and (B) any Registration Statement filed pursuant to a Demand Request effective for a period of at least 180 days after the effectiveness thereof or such shorter period during which all Registrable Securities included therein shall have actually been sold (such period, the “Effective Period”); provided, however, that in the event the Company suspends, postpones or delays the filing of a Registration Statement required to be filed pursuant to this Agreement, the Effective Period shall be extended by the duration of each such applicable suspension, postponement or delay.

(h) Priority on Demand Registration or Shelf Takedown. If any of the Registrable Securities registered pursuant to a Demand Request or a Shelf Takedown are to be sold in a Marketed Underwritten Offering, and the managing underwriter(s) advise the CD&R Stockholders that in its good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such Marketed Underwritten Offering (including securities proposed to be included by other holders of securities entitled to include securities in such

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Registration Statement pursuant to incidental or piggyback registration rights), is such as to adversely affect the success of such offering, then there shall be included in such Marketed Underwritten Offering the number or dollar amount of Registrable Securities that in the good faith opinion of such managing underwriter(s) can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows, unless the underwriters require a different allocation:

(i) first, to the CD&R Stockholders requesting such registration pro rata on the basis of the percentage of Registrable Securities owned by each such CD&R Stockholder relative to the number of Registrable Securities owned by all CD&R Stockholders, until with respect to each such CD&R Stockholder, all Registrable Securities requested for registration by such Holders have been included in such registration;

(ii) second, the securities for which inclusion in such Registration Statement was requested by the Company; and

(iii) third, Common Stock requested by other holders of Common Stock (each, a “Piggybacking Holder”) to be included in such Marketed Underwritten Offering, on a pro rata basis or in such other manner as such Piggybacking Holders shall agree.

Notwithstanding the foregoing, no securities other than Registrable Securities held by the CD&R Stockholders shall be eligible for inclusion in the total number or dollar amount of Registrable Securities proposed to be sold in any Block Sale effected pursuant to Section 2(b) or Section 2(e) of this Agreement.

(i) Postponements in Requested Registrations. If the filing, initial effectiveness or continued use of a Registration Statement, including a Shelf Registration Statement, filed hereunder would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (after consultation with external legal counsel) (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement and (iii) would reasonably be expected to adversely affect in any material respect the Company or its business or the Company’s ability to effect a bona fide material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such action to the CD&R Stockholders participating in such registration, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement; provided that the Company shall not be permitted to do so (x) more than once in any 6-month period or (y) for any single period of time in excess of 90 days, or for periods exceeding, in the aggregate, 90 days during any 12-month period. In the event that the Company exercises its rights under the preceding sentence, such CD&R Stockholders agree to suspend, promptly upon receipt of the notice referred to above, the use of any Prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. If the Company so postpones the filing of a Prospectus or the effectiveness of a Registration Statement, the demanding CD&R Stockholder shall be entitled to withdraw such request and, if such request is withdrawn, such registration request shall not count for the purposes of the limitations set forth in Section 2(e). The Company shall promptly give the CD&R Stockholders requesting registration thereof pursuant to this Section 2 written notice of any postponement made in accordance with the preceding sentence.

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(j) Registration Expenses. The Company shall pay, and shall be responsible for, all Registration Expenses in connection with any registrations and offerings pursuant to this Section 2, including any underwritten offering, direct sales to purchasers, sales to or through brokers, dealers or agents, derivative transactions with third parties, sales in connection with short sales and other hedging transactions, that are effectuated pursuant to this Section 2; provided, however, that the CD&R Stockholders shall pay all Selling Expenses, if any, with respect to Registrable Securities sold by them.

(k) Selection of Underwriters. The lead underwriters of any Underwritten Offering effected pursuant to a Demand Registration or a Shelf Takedown shall be selected by the CD&R Stockholders, subject to the consent, not to be unreasonably withheld, of the Company. If the CD&R Stockholders intend that the Registrable Securities requested to be covered by a Demand Registration shall be distributed by means of an Underwritten Offering, the CD&R Stockholders shall so advise the Company in writing. The right of any CD&R Stockholder to participate in an Underwritten Offering pursuant to this Section 2 will be conditioned upon such CD&R Stockholder’s participation in such underwriting and the inclusion of such CD&R Stockholder’s Registrable Securities in the underwriting and each such CD&R Stockholder will (together with the Company and any Piggybacking Holder distributing its securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s)), provided that (A) no CD&R Stockholder shall be required to sell more than the number of Registrable Securities that such CD&R Stockholder has requested the Company to include in any registration and (B) if any CD&R Stockholder disapproves of the terms of the underwriting, such CD&R Stockholder may elect to withdraw therefrom by written notice to the Company, the managing underwriter(s) and, in connection with an Underwritten Offering pursuant to this Section 2, the other CD&R Stockholders, provided, further, that no such Person (other than the Company) shall be required to make any representations or warranties other than (x) those related to the title and ownership of, and power and authority to transfer, Registrable Securities and (y) those related to the accuracy and completeness of statements made in a Registration Statement, Prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Company or the managing underwriter(s) by such Person pertaining exclusively to such CD&R Stockholder. Notwithstanding the foregoing, no CD&R Stockholder shall be required to agree to any indemnification obligations on the part of such CD&R Stockholder that are greater than its obligations pursuant to Section 5.

3. Piggyback Restrictions.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities for its own account (other than (x) a registration pursuant to this Agreement or (y) a registration relating solely to employee benefit plans, or relating to a registration relating solely to the sale of debt or convertible debt instruments) and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give written notice at least fifteen (15) days before the anticipated filing date to the CD&R

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Stockholders of its intention to effect such a registration and will include in such registration all Registrable Securities held by the CD&R Stockholders with respect to which the Company has received from the CD&R Stockholder a written request for inclusion therein within ten (10) days after the date of the Company’s notice (a “Piggyback Registration”). If the CD&R Stockholder has made such a written request, it may withdraw its or any Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter(s), if any, on or before the fifth (5th) day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 3 prior to the effectiveness of such registration, whether or not the CD&R Stockholder has elected to include Registrable Securities in such registration, and, except for the obligation to pay Registration Expenses pursuant to Section 3(c), the Company will have no liability to the CD&R Stockholder in connection with such termination or withdrawal.

(b) Underwritten Registration. If the registration referred to in Section 3(a) is proposed to be an Underwritten Offering, the Company will so advise the CD&R Stockholders as a part of the written notice given pursuant to Section 3(a). In such event, the right of any CD&R Stockholder to registration pursuant to this Section 3 will be conditioned upon such CD&R Stockholder’s participation in such underwriting and the inclusion of such CD&R Stockholder’s Registrable Securities in the underwriting, and any CD&R Stockholder that holds Registrable Securities that are to be sold in such offering will (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such offering by the Company. If the CD&R Stockholder disapproves of the terms of the underwriting, the CD&R Stockholder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s).

(c) Piggyback Registration Expenses. The Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final; provided, however, that the CD&R Stockholders shall pay all Selling Expenses, if any, with respect to Registrable Securities sold by them.

(d) Priority on Primary Registrations. If a Piggyback Registration relates to a primary Underwritten Offering on behalf of the Company, and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering, the Company will include in such registration or prospectus only such number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the CD&R Stockholders on a pro rata basis relative to the total number of Registrable Securities requested to be included therein by all CD&R Stockholders, until with respect to each such CD&R Stockholder, all Registrable Securities requested for registration by such CD&R Stockholders have been included in such registration and (iii) third, Common Stock requested by any other persons to be included in the Piggyback Registration, on a pro rata basis relative to the total number of Registrable Securities requested to be included in the Piggyback Registration by such other requesting persons, or in such other manner as such other requesting persons shall agree.

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(e) Priority on Secondary Registrations. If a Piggyback Registration relates to a secondary Underwritten Offering on behalf of other holders of the Company’s securities, and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of the offering, the Company will include in such registration only such number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, which securities shall include securities requested to be included therein by the holder(s) making demand for such Underwritten Offering together with any Registrable Securities requested to be included in such registration by the CD&R Stockholders on a pro rata basis relative to the number of total shares of Common Stock requested to be included therein by such other holder(s) and the number of Registrable Securities requested to be included therein by the CD&R Stockholders.

4. Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of such Registrable Securities and shall, as expeditiously as possible:

(a) prepare and file, in each case as promptly as practicable, with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the CD&R Stockholders thereof or by the Company in accordance with the intended method or methods of distribution thereof, make all required filings with FINRA, and, if such Registration Statement is not automatically effective upon filing, use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including free writing prospectuses under Rule 433 (each a “Free Writing Prospectus”)), the Company shall furnish or otherwise make available to the CD&R Stockholders, their counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed (including exhibits thereto), which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such Registration Statement or Prospectus, or any amendments or supplements thereto (including Free Writing Prospectuses) with respect to a Demand Registration to which CD&R Stockholders or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable law;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith and such Free Writing Prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with

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the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act in each case, until such time as all of such securities have been disposed of in accordance with the intended method or methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c) notify each selling CD&R Stockholder of Registrable Securities, its counsel and the managing underwriter(s) of any Underwritten Offering (i) when a Registration Statement, pre-effective amendment to any Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment or any Free Writing Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(n) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of such Registrable Securities for sale in any jurisdiction, or the initiation of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus, Free Writing Prospectus, amendment or supplement thereto, or any document incorporated or deemed to be incorporated therein by reference, as then in effect, untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (which notice shall notify the selling CD&R Stockholders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practical;

(e) if requested by the CD&R Stockholders, or, in the case of an Underwritten Offering, the managing underwriter(s) of such Underwritten Offering, promptly include in a Prospectus supplement or post-effective amendment such information as the CD&R Stockholders or such managing underwriter(s), as the case may be, may reasonably request in order to facilitate the disposition of the Registrable Securities in accordance with the intended

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method or methods of distribution of such securities set forth in the Registration Statement and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 4(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(f) deliver to each selling CD&R Stockholder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto (including any Free Writing Prospectus) as such Persons may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof; and the Company, subject to the last paragraph of this Section 4, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling CD&R Stockholders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(g) use its reasonable best efforts to register or qualify or cooperate with the selling CD&R Stockholders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such CD&R Stockholders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction in accordance with the intended method or methods of disposition thereof; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(g), (ii) subject itself to taxation in any jurisdiction wherein it is not so subject or (iii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(h) cooperate with the selling CD&R Stockholders of Registrable Securities and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each CD&R Stockholder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such CD&R Stockholder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or CD&R Stockholders may request at least two Business Days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within 10 Business Days prior to having to issue the securities;

(i) upon the occurrence of any event contemplated by Section 4(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document

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incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of such Registration Statement;

(k) use its reasonable best efforts to cause all shares of Registrable Securities covered by any Registration Statement to be listed on each primary national securities exchange (if any) on which shares of the particular class of Registrable Securities are at that time listed;

(l) in the case of any Underwritten Offering in which any CD&R Stockholder participates, enter into an underwriting agreement containing such provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters), and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Securities, including adding information requested by the managing underwriters to the Prospectus, and making such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its material subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested;

(m) in the case of any Underwritten Offering in which any CD&R Stockholder participates, (A) make reasonably available, for inspection by the managing underwriters of such Underwritten Offering and one law firm and accounting firm acting for such managing underwriters, pertinent corporate documents and financial and other records of the Company and its subsidiaries and controlled Affiliates, (B) cause the Company’s officers and employees to supply information reasonably requested by such managing underwriters or law firm or accounting firm in connection with such offering, (C) make the Company’s independent auditor available for any such managing underwriters’ due diligence and have them provide customary comfort letters to such underwriters in connection therewith and to each CD&R Stockholder selling Registrable Securities in such offering (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and (D) cause the Company’s outside counsel to furnish customary legal opinions and updates thereof (which legal opinions (in form, scope and substance) shall be reasonably satisfactory to the managing

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underwriter(s)) to such underwriters and to each CD&R Stockholder selling Registrable Securities in such offering in connection therewith (subject to delivery to outside counsel of each such CD&R Stockholder’s representation that it is knowledgeable with respect to the due diligence review process that an underwriter would perform in connection with an offering of securities registered pursuant to the Securities Act), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters; provided, however, that any such records and other information provided under clauses (A) and (B) above that is not generally publicly available shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews;

(n) in the case of any Underwritten Offering in which any CD&R Stockholder participates, cause its management to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in such number of “road shows” as the underwriter(s) reasonably request, and in any management diligence meetings or teleconferences as the underwriter(s) or their counsel reasonably request);

(o) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA; and

(p) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of any Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

The Company may require each CD&R Stockholder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request and the Company may exclude from such registration the Registrable Securities of any CD&R Stockholder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus or any Free Writing Prospectus used in connection therewith, that refers to any CD&R Stockholder covered thereby by name, or otherwise identifies such CD&R Stockholder as the holder of any securities of the Company, without first furnishing or otherwise making available

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to such CD&R Stockholder a copy of any such amendment or supplement no less than five Business Days prior to the filing of such amendment or supplement (unless and to the extent such amendment or supplement is required by law to be filed earlier) and including all comments reasonably and timely requested by such CD&R Stockholder thereon.

If the Company files any Shelf Registration Statement for the benefit of the holders of any of its securities other than the CD&R Stockholders, the Company agrees that it shall use its reasonable best efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the CD&R Stockholders) in order to ensure that the CD&R Stockholders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

Each CD&R Stockholder holding Registrable Securities agrees if such CD&R Stockholder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 4(c)(ii), 4(c)(iii), 4(c)(iv), 4(c)(v) and 4(c)(vi) hereof, such CD&R Stockholder will promptly discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such CD&R Stockholder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(i) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 2 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the CD&R Stockholder is required to discontinue disposition of such securities.

5. Indemnification.

(a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each CD&R Stockholder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such CD&R Stockholder and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (each such person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Prospectus, Registration Statement or Free Writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by

16

reference therein or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and relating to any action or inaction in connection with the related offering of Registrable Securities, and will reimburse each such Covered Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Covered Person relating to such Covered Person or its Affiliates (other than the Company or any of its Subsidiaries), but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, in each case in reliance upon and in conformity with written information furnished to the Company by such Covered Person with respect to such Covered Person for use therein. It is agreed that the indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) Indemnification by CD&R Stockholder of Registrable Securities. As a condition to including any Registrable Securities in any Registration Statement filed in accordance with Section 4 hereof, the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other CD&R Stockholders holding Registrable Securities, the Company, its directors and officers and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company and all other prospective sellers, from and against all Losses arising out of or based on any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, Prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, controlling persons and prospective sellers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, in each case in reliance upon and in conformity with written information furnished to the Company by such CD&R Stockholder with respect to such CD&R Stockholder for inclusion in such Registration Statement, Prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein; provided, however, that the obligations of such CD&R Stockholder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such CD&R Stockholder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such CD&R Stockholder of Registrable Securities shall be limited to the net proceeds received by such selling CD&R Stockholder from the sale of Registrable Securities covered by such Registration Statement.

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(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 5 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission

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or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), an Indemnifying Party that is a selling CD&R Stockholder holding Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 5(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(e) Non-Exclusivity. The obligations of the parties under this Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

6. Registration Expenses. All fees and expenses incurred in the performance of or compliance with this Agreement by the Company including (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the SEC, all applicable securities exchanges and/or FINRA and (B) of compliance with securities or blue sky laws, including any fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities pursuant to Section 4(g)), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any, of an Underwritten Offering, or by the CD&R Stockholders, (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, and (vi) fees and disbursements of all independent registered public accounting firms referred to in Section 4(m) hereof (including the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company, shall be borne by the Company whether or not any Registration Statement is filed or becomes effective (all such expenses, “Registration Expenses”). In addition, the Company shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

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The Company shall not be required to pay (i) fees and disbursements of any counsel retained by any CD&R Stockholder holding Registrable Securities or by any underwriter, (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Company), (iii) expenses (other than the Company’s internal expenses) in connection with any offering pursuant to a Demand Request or Shelf Takedown begun pursuant to Section 2, the request of which has been subsequently withdrawn by the demanding CD&R Stockholder unless (x) the withdrawal is based upon (A) any fact, circumstance, event, change, effect or occurrence that individually or in the aggregate with all other facts or circumstances, events, changes, effects or occurrences has a material adverse effect on the Company or (B) material adverse information concerning the Company that the Company had not publicly disclosed at least forty-eight (48) hours prior to such registration request or that the Company had not otherwise notified, in writing, the demanding CD&R Stockholder of at the time of such request, (y) the CD&R Stockholder issuing such Demand Request or requesting such Shelf Takedown, as applicable, has not withdrawn two Demand Requests relating to Underwritten Offerings of a type not covered by the foregoing clauses (iii)(x)(A) or (iii)(x)(B) or (z) after the demanding CD&R Stockholder’s withdrawal of two such Demand Requests where such withdrawal is not covered by clauses (iii)(x)(A) or (iii)(x)(B), such demanding CD&R Stockholder agrees to forfeit its right to one Demand Registration pursuant to Section 2 with respect to the limit set forth in Section 2(e) or (iv) any other expenses of the CD&R Stockholders holding Registrable Securities not specifically required to be paid by the Company pursuant to the first paragraph of this Section 6.

7. RULE 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any of the CD&R Stockholders, make publicly available such information so long as necessary to permit sales of Registrable Securities pursuant to Rule 144), and it will take such further action as any CD&R Stockholder of Registrable Securities (or, if the Company is not required to file reports as provided above, any of the CD&R Stockholders) may reasonably request, all to the extent required from time to time to enable such CD&R Stockholder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any CD&R Stockholder of Registrable Securities, the Company will deliver to such CD&R Stockholder a written statement as to whether it has complied with such requirements and will, within the limitations of the exemption provided by Rule 144 (as such rule may be amended from time to time) or any similar rule enacted by the SEC, instruct the transfer agent to remove the restrictive legend affixed to any Common Stock to enable such shares to be sold in compliance with Rule 144 (as such rule may be amended from time to time) or any similar rule enacted by the SEC.

8. MISCELLANEOUS.

(a) Termination. The provisions of this Agreement (other than Section 5) shall terminate upon the earliest to occur of (i) its termination by the written agreement of all parties hereto or their respective successors in interest, (ii) the date on which the CD&R Stockholders cease to own any Registrable Securities or shares of Preferred Stock and (iii) the dissolution, liquidation or winding up of the Company. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

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(b) Holdback Agreement. In consideration for the Company agreeing to its obligations under this Agreement, each CD&R Stockholder agrees in connection with any Underwritten Offering of the Company’s Common Stock (whether or not such CD&R Stockholder is participating in such transaction) upon the request of the Company and the underwriter(s) managing such Underwritten Offering, not to effect (other than pursuant to such registration) any public sale or distribution of Common Stock, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, or enter into any swap or other arrangement that transfers to another Person any of the economic consequences of ownership of, any Common Stock, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, during the Holdback Period.

If any registration pursuant to Section 2 of this Agreement shall be in connection with any Underwritten Offering, the Company will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms promulgated for similar purposes or (ii) filed in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, during the Holdback Period.

(c) Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if any such amendment, action or omission to act, has received the written consent of the Company and each of the CD&R Stockholders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any CD&R Stockholder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the CD&R Stockholder granting such waiver in any other respect or at any other time.

(d) Successors, Assigns and Transferees. This Agreement may not be assigned without the prior written consent of the Company. Notwithstanding the foregoing, (i) the CD&R Investor may assign any of its rights, interests and obligations hereunder to any Permitted Rights Transferee, and (ii) in the event of any such assignment, such assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned. The CD&R Stockholders acknowledge that no limited partner of an investment fund managed by Clayton, Dubilier & Rice, LLC or any portfolio company thereof (excluding the Company and its subsidiaries) will be deemed to be a CD&R Stockholder for purposes of this Agreement. Notwithstanding the foregoing, any notice (or Demand Request, as applicable) of a CD&R Stockholder to register Registrable Securities pursuant to a registration statement under the Securities Act pursuant to, and in accordance with, Section 2(b), Section 2(e)

21

or Section 3(a) shall be deemed to include, and the Company shall register (subject to the limitations and conditions otherwise applicable to the CD&R Stockholder), any portion of such Registrable Securities that are transferred to a Permitted Rights Transferee prior to the execution of an underwriting agreement in connection with an Underwritten Offering, provided that the notice (or Demand Request, as applicable) described in Section 2(b), Section 2(e) or Section 3(a), as applicable, includes the identity of such Permitted Rights Transferee, the relationship (if any) of such Permitted Rights Transferee with the Company, their beneficial ownership of Common Stock, the Registrable Securities held by such Permitted Rights Transferee to be included in such registration and the intended method of distribution thereof, and any other information reasonably requested by the Company and/or the managing underwriter(s) for inclusion in the applicable Registration Statement, Prospectus, Free Writing Prospectus or any amendment thereof or supplement thereto.

(e) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

(f) Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

(g) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(h) Entire Agreement; No Third Party Beneficiaries. This Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersede any prior discussions, correspondence, negotiation, proposed term sheet, agreement, understanding or agreement and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this

If to the Company, to:

Beacon Roofing Supply, Inc.

6701 Democracy Blvd., Suite 200

Bethesda, Maryland 20817

Attention: Ross D. Cooper, Executive Vice

                 President, General Counsel & Secretary

Fax: (301) 272-2125

Email: rcooper@becn.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn

Chicago IL 60603

Attention: Jeffery N. Smith; Michael P. Heinz

Fax: (312) 853-7036

Email: jnsmith@sidley.com; mheinz@sidley.com

if to a CD&R Stockholder, to:

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

Attention: Nate Sleeper; JL Zrebiec

Fax: (212) 407-5252

Email: nsleeper@cdr-inc.com; jzrebiec@cdr-inc.com

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: Paul S. Bird; Uri Herzberg

Email: psbird@debevoise.com; uherzberg@debevoise.com

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Agreement and (ii) except as provided in Section 5 with respect to an Indemnified Party, is not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

(i) Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.

(i) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the laws of a different jurisdiction.

(ii) Each party to this Agreement irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in such district any suit, action or other proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such court. Each party to this Agreement hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action or other proceeding. The parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any suit, action or other proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(iii) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(k) Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses and other available remedies.

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(l) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

(m) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each CD&R Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, shareholder, general or limited partner or member of any CD&R Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, shareholder, general or limited partner or member of any CD&R Stockholder or of any Affiliate or assignee thereof, as such for any obligation of any CD&R Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(n) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts (including via facsimile and electronic transmission), each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

BEACON ROOFING SUPPLY, INC.

By:
Name:
Title:

CD&R BOULDER HOLDINGS, L.P.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Exhibit A

Form of Certificate of Designations, Preferences and Rights of Series A Cumulative

Convertible Participating Preferred Stock

[attached]